                                                                     EXHIBIT 4.4

================================================================================




                                    INDENTURE



                           DATED AS OF MARCH 29, 2000


                                      AMONG


                 SOVEREIGN SPECIALTY CHEMICALS, INC., AS ISSUER,


                           THE GUARANTORS NAMED HEREIN


                                       AND


                        THE BANK OF NEW YORK, AS TRUSTEE


                               ------------------

                               UP TO $200,000,000



              11 7/8% SENIOR SUBORDINATED NOTES DUE 2010, SERIES A 11 7/8% SENIOR SUBORDINATED NOTES DUE 2010, SERIES B




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
                             CROSS-REFERENCE TABLE

TRUST INDENTURE                                                                      INDENTURE
   ACT SECTION                                                                        SECTION
----------------                                                                     ---------
ss.310(a)(1)....................................................................     7.10
      (a)(2)....................................................................     7.10
      (a)(3)....................................................................     N.A.
      (a)(4)....................................................................     N.A.
      (a)(5)....................................................................     7.08, 7.10.
      (b).......................................................................     7.08; 7.10; 13.02
      (c).......................................................................     N.A.
ss.311(a).......................................................................     7.11
      (b).......................................................................     7.11
      (c).......................................................................     N.A.
ss.312(a).......................................................................     2.05
      (b).......................................................................     13.03
      (c).......................................................................     13.03
ss.313(a).......................................................................     7.06
      (b)(1)....................................................................     7.06
      (b)(2)....................................................................     7.06
      (c).......................................................................     7.06; 13.02
      (d).......................................................................     7.06
ss.314(a).......................................................................     4.11; 4.12; 13.02
      (b).......................................................................     N.A.
      (c)(1)....................................................................     13.04; 13.05
      (c)(2)....................................................................     13.04; 13.05
      (c)(3)....................................................................     N.A.
      (d).......................................................................     N.A.
      (e).......................................................................     13.05
      (f).......................................................................     N.A.
ss.315(a).......................................................................     7.01(b)
      (b).......................................................................     7.05; 13.02
      (c).......................................................................     7.01(a)
      (d).......................................................................     7.01(c)
      (e).......................................................................     6.11
ss.316(a)(last sentence)........................................................     2.09
      (a)(1)(A).................................................................     6.05
      (a)(1)(B).................................................................     6.04
      (a)(2)....................................................................     10.02
      (b).......................................................................     6.07
      (c).......................................................................     10.04
ss.317(a)(1)....................................................................     6.08
      (a)(2)....................................................................     6.09
      (b).......................................................................     2.04
ss.318(a).......................................................................     13.01

----------------
N.A. means Not Applicable.
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

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                                                              ARTICLE ONE

                                               DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.           Definitions...........................................................................1
SECTION 1.02.           Incorporation by Reference of Trust Indenture Act....................................29
SECTION 1.03.           Rules of Construction................................................................29

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.           Form and Dating......................................................................30
SECTION 2.02.           Execution and Authentication.........................................................31
SECTION 2.03.           Registrar and Paying Agent...........................................................32
SECTION 2.04.           Paying Agent To Hold Assets in Trust.................................................33
SECTION 2.05.           Holder Lists.........................................................................33
SECTION 2.06.           Transfer and Exchange................................................................33
SECTION 2.07.           Replacement Notes....................................................................34
SECTION 2.08.           Outstanding Notes....................................................................34
SECTION 2.09.           Treasury Notes.......................................................................35
SECTION 2.10.           Temporary Notes......................................................................35
SECTION 2.11.           Cancellation.........................................................................35
SECTION 2.12.           Defaulted Interest...................................................................36
SECTION 2.13.           CUSIP Number.........................................................................36
SECTION 2.14.           Deposit of Moneys....................................................................36
SECTION 2.15.           Book-Entry Provisions for Global Notes...............................................37
SECTION 2.16.           Registration of Transfers and Exchanges..............................................38

                                                           ARTICLE THREE

                                                             REDEMPTION

SECTION 3.01.           Notices to Trustee...................................................................43
SECTION 3.02.           Selection of Notes To Be Redeemed....................................................43
SECTION 3.03.           Notice of Redemption.................................................................44
SECTION 3.04.           Effect of Notice of Redemption.......................................................45
SECTION 3.05.           Deposit of Redemption Price..........................................................45
SECTION 3.06.           Notes Redeemed in Part...............................................................45



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
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                                                                                                            ----

                                                          ARTICLE FOUR

                                                           COVENANTS
SECTION 4.01.           Payment of Notes.....................................................................45
SECTION 4.02.           Maintenance of Office or Agency......................................................46
SECTION 4.03.           Transactions with Affiliates.........................................................46
SECTION 4.04.           Limitation on Indebtedness...........................................................47
SECTION 4.05.           Disposition of Proceeds of Asset Sales...............................................50
SECTION 4.06.           Limitation on Restricted Payments....................................................52
SECTION 4.07.           Corporate Existence..................................................................56
SECTION 4.08.           Payment of Taxes and Other Claims....................................................56
SECTION 4.09.           Notice of Defaults...................................................................57
SECTION 4.10.           Maintenance of Properties and Insurance..............................................57
SECTION 4.11.           Compliance Certificate...............................................................58
SECTION 4.12.           Provision of Financial Information...................................................58
SECTION 4.13.           Waiver of Stay, Extension or Usury Laws..............................................59
SECTION 4.14.           Change of Control....................................................................59
SECTION 4.15.           Limitation on Layering...............................................................60
SECTION 4.16.           Limitations on Dividend and Other Payment Restrictions Affecting Restricted
                           Subsidiaries......................................................................61
SECTION 4.17.           Designation of Unrestricted Subsidiaries.............................................62
SECTION 4.18.           Limitation on Liens..................................................................63
SECTION 4.19.           Guaranty of Notes by Restricted Subsidiaries.........................................63
SECTION 4.20.           Limitation on the Sale or Issuance of Preferred Equity Interests of Restricted
                           Subsidiaries......................................................................64

                                                        ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION

SECTION 5.01.           Mergers, Sale of Assets, etc.........................................................64
SECTION 5.02.           Successor Corporation Substituted....................................................66

                                                        ARTICLE SIX

                                                   DEFAULT AND REMEDIES

SECTION 6.01.           Events of Default....................................................................66
SECTION 6.02.           Acceleration.........................................................................68
SECTION 6.03.           Other Remedies.......................................................................69
SECTION 6.04.           Waiver of Past Default...............................................................70
SECTION 6.05.           Control by Majority..................................................................70

                                                                                                            Page
                                                                                                            ----
SECTION 6.06.           Limitation on Suits..................................................................70
SECTION 6.07.           Rights of Holders To Receive Payment.................................................71
SECTION 6.08.           Collection Suit by Trustee...........................................................71
SECTION 6.09.           Trustee May File Proofs of Claim.....................................................72
SECTION 6.10.           Priorities...........................................................................72
SECTION 6.11.           Undertaking for Costs................................................................72

                                                           ARTICLE SEVEN

                                                              TRUSTEE

SECTION 7.01.           Duties of Trustee....................................................................73
SECTION 7.02.           Rights of Trustee....................................................................74
SECTION 7.03.           Individual Rights of Trustee.........................................................75
SECTION 7.04.           Trustee's Disclaimer.................................................................75
SECTION 7.05.           Notice of Defaults...................................................................76
SECTION 7.06.           Reports by Trustee to Holders........................................................76
SECTION 7.07.           Compensation and Indemnity...........................................................76
SECTION 7.08.           Replacement of Trustee...............................................................78
SECTION 7.09.           Successor Trustee by Merger, etc.....................................................79
SECTION 7.10.           Eligibility; Disqualification........................................................79
SECTION 7.11.           Preferential Collection of Claims Against Company....................................79

                                                           ARTICLE EIGHT

                                                       SUBORDINATION OF NOTES

SECTION 8.01.           Notes Subordinated to Senior Indebtedness............................................79
SECTION 8.02.           No Payment on Notes in Certain Circumstances.........................................80
SECTION 8.03.           Payment Over of Proceeds upon Dissolution, etc.......................................81
SECTION 8.04.           Subrogation..........................................................................82
SECTION 8.05.           Obligations of Company Unconditional.................................................83
SECTION 8.06.           Notice to Trustee....................................................................83
SECTION 8.07.           Reliance on Judicial Order or Certificate of Liquidating Agent.......................84
SECTION 8.08.           Trustee's Relation to Senior Indebtedness............................................85
SECTION 8.09.           Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of
                           Senior Indebtedness...............................................................85
SECTION 8.10.           Holders Authorize Trustee To Effectuate Subordination of Notes.......................85
SECTION 8.11.           This Article Not To Prevent Events of Default........................................86
SECTION 8.12.           Trustee's Compensation Not Prejudiced................................................86
SECTION 8.13.           No Waiver of Subordination Provisions................................................86

                                                                                                            Page
                                                                                                            ----
SECTION 8.14.           Subordination Provisions Not Applicable to Money Held in Trust for Holders; Payments
                           May Be Paid Prior to Dissolution..................................................86
SECTION 8.15.           Acceleration of Notes................................................................87

                                                            ARTICLE NINE

                                                       DISCHARGE OF INDENTURE

SECTION 9.01.           Termination of Company's Obligations.................................................87
SECTION 9.02.           Application of Trust Money...........................................................89
SECTION 9.03.           Repayment to Company.................................................................89
SECTION 9.04.           Reinstatement........................................................................89

                                                            ARTICLE TEN

                                                AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01.          Without Consent of Holders...........................................................90
SECTION 10.02.          With Consent of Holders..............................................................91
SECTION 10.03.          Compliance with Trust Indenture Act..................................................92
SECTION 10.04.          Revocation and Effect of Consents....................................................93
SECTION 10.05.          Notation on or Exchange of Notes.....................................................93
SECTION 10.06.          Trustee To Sign Amendments, etc......................................................93

                                                           ARTICLE ELEVEN

                                                              GUARANTY

SECTION 11.01.          Unconditional Guaranty...............................................................94
SECTION 11.02.          Severability.........................................................................95
SECTION 11.03.          Release of a Guarantor...............................................................95
SECTION 11.04.          Limitation of Guarantor's Liability..................................................96
SECTION 11.05.          Contribution.........................................................................96
SECTION 11.06.          Execution of Note Guarantee..........................................................96
SECTION 11.07.          Subordination of Subrogation and Other Rights........................................97

                                                           ARTICLE TWELVE

                                                     SUBORDINATION OF GUARANTY

SECTION 12.01.          Guaranty Obligations Subordinated to Guarantor Senior Indebtedness...................97

                                                                                                            Page
                                                                                                            ----
SECTION 12.02.          Payment Over of Proceeds upon Dissolution, etc.......................................97
SECTION 12.03.          Subrogation..........................................................................99
SECTION 12.04.          Obligations of Guarantors Unconditional..............................................99
SECTION 12.05.          Notice to Trustee...................................................................100
SECTION 12.06.          Reliance on Judicial Order or Certificate of Liquidating Agent......................101
SECTION 12.07.          Trustee's Relation to Guarantor Senior Indebtedness.................................101
SECTION 12.08.          Subordination Rights Not Impaired by Acts or Omissions of the Guarantors or Holders
                           of Guarantor Senior Indebtedness.................................................102
SECTION 12.09.          Holders Authorize Trustee To Effectuate Subordination of Guaranty...................102
SECTION 12.10.          This Article Not To Prevent Events of Default.......................................102
SECTION 12.11.          Trustee's Compensation Not Prejudiced...............................................102
SECTION 12.12.          No Waiver of Guaranty Subordination Provisions......................................102
SECTION 12.13.          Payments May Be Paid Prior to Dissolution...........................................103

                                                          ARTICLE THIRTEEN

                                                           MISCELLANEOUS

SECTION 13.01.          Trust Indenture Act Controls........................................................103
SECTION 13.02.          Notices.............................................................................104
SECTION 13.03.          Communications by Holders with Other Holders........................................105
SECTION 13.04.          Certificate and Opinion as to Conditions Precedent..................................105
SECTION 13.05.          Statements Required in Certificate or Opinion.......................................106
SECTION 13.06.          Rules by Trustee, Paying Agent, Registrar...........................................106
SECTION 13.07.          Governing Law.......................................................................106
SECTION 13.08.          No Recourse Against Others..........................................................106
SECTION 13.09.          Successors..........................................................................107
SECTION 13.10.          Counterpart Originals...............................................................107
SECTION 13.11.          Severability........................................................................107
SECTION 13.12.          No Adverse Interpretation of Other Agreements.......................................107
SECTION 13.13.          Legal Holidays......................................................................107

SIGNATURES..................................................................................................S-1

EXHIBIT A          Form of Series A Note....................................................................A-1
EXHIBIT B          Form of Series B Note....................................................................B-1
EXHIBIT C          Form of Legend for Global Notes..........................................................C-1
EXHIBIT D          Form of Transfer Certificate.............................................................D-1
EXHIBIT E          Form of Certificate for Regulation S Transfers...........................................E-1

-----------------

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

     INDENTURE dated as of March 29, 2000, among SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "Company"), the GUARANTORS named herein and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01.  Definitions.

     "Accounts Receivable Subsidiary" means any Subsidiary of the Company that is, directly or indirectly, wholly owned by the Company (other than directors' qualifying shares) and engaged solely in (1) purchasing, financing and collecting accounts receivable obligations of customers of the Company or its Subsidiaries, (2) the sale or financing of such accounts receivable or interest therein and (3) other activities incident thereto.

     "Acquired Indebtedness" means Indebtedness of a Person (1) assumed in connection with an Acquisition from such Person or (2) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

     "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

     "Acquisition" means (1) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated with or merged into the Company or any Restricted Subsidiary or (2) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

     "Additional Interest" has the meaning provided in the Registration Rights Agreement.

     "Additional Notes" see Section 2.02.

     "AEA" means AEA Investors Inc., a Delaware corporation, or any legal successor thereto as a result of a reorganization thereof that does not involve any change in control thereof.

     "Affiliate" of any specified person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that (i) only for purposes of compliance with Section 4.03, beneficial ownership of 15.0% or more of the then outstanding Equity Interests of a Person shall be deemed to be control; and (ii) no individual, other than a director of the Company or an officer of the Company with a policy making function, shall be deemed an Affiliate of the Company or any of its Subsidiaries, solely by reason of such individual's employment, position or responsibilities by or with respect to the Company or any of its Subsidiaries.

     "Affiliate Transaction" see Section 4.03.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary, in one transaction or a series of related transactions, of (1) any Equity Interest of any Restricted Subsidiary; (2) any material license, franchise or other authorization of the Company or any Restricted Subsidiary; (3) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (4) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include (A) any transaction consummated in compliance with Section 5.01 and the creation of any Lien not prohibited by Section 4.18; provided, however, that any transaction consummated in compliance with Section 5.01 involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Company shall be deemed to be an Asset Sale with respect to the properties or assets of the Company and the

Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (B) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary; (C) any transaction consummated in compliance with Section 4.06; (D) sales of accounts receivable for cash at Fair Market Value; (E) any sale, conveyance or transfer of accounts receivable in the ordinary course of business to an Accounts Receivable Subsidiary or to third parties that are not Affiliates of the Company or any Subsidiary of the Company; (F) any transaction or series of related transactions involving assets with a Fair Market Value not in excess of $500,000; (G) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of similar replacement equipment; (H) in the ordinary course of business, the license of patents, trademarks, copyrights and know-how to third Persons; (I) a Restricted Payment that is permitted by Section 4.06; and (J) the sale, conveyance, transfer or disposition by the Company or a Restricted Subsidiary (1) constituting or pursuant to a Permitted Lien or (2) of Equity Interests in an Unrestricted Subsidiary.

     "Bankruptcy Law" see Section 6.01.

     "Board of Directors" means the Board of Directors of the Company or any Guarantor, as the case may be, or any authorized committee of such Board of Directors.

     "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

     "Business Day" means a day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York or the State of Illinois are not required to be open.

     "Capital Expenditure Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary (whether consisting of Capital Lease Obligations, Purchase Money Indebtedness or otherwise) incurred (x) for the purpose of refinancing all or any part of the purchase price, cost of construction or improvement of any fixed or capital assets used in a Related Business and (y) no later than 180 days after the date of such acquisition or the date of completion of such construction or improvement.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Cash Equivalents" means: (1) U.S. dollars and any other currency that is convertible into U.S. dollars without legal restrictions and which is utilized by the Company or any of the Restricted Subsidiaries in the ordinary course of its business; (2) securities issued or directly and fully guarantied or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition; (3) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million (or the foreign currency equivalent thereof); (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and
(3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; (5) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively, and in each case maturing within one year after the date of acquisition; (6) any money market deposit accounts issued or offered by a financial institution meeting the qualifications specified in clause (3) above; (7) investments in funds investing primarily in investments of the type described in clauses (1) through (6); and (8) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management not exceeding a dollar equivalent amount of $1,000,000 in the aggregate principal amount outstanding at any time.

     "Clearstream" means Clearstream Banking, societe anonyme.

     "Change of Control" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company): (1) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the then outstanding Voting Equity Interests of the Company or, so long as Holdings owns a majority of the Voting Equity Interests of the Company, Holdings (or, for so long as Holdings is a limited liability company, its managing member); (2) the Company consolidates with, or merges with or into, another Person (other than a Guarantor which is a Wholly Owned Restricted Subsidiary) or the Company or the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and the Restricted Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or a Guarantor which is a Wholly Owned Restricted Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, the then outstanding Voting Equity Interests of the Company "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the surviving or transferee Person; or (3) following the first public offering of Voting Equity Interests of the Company, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     "Change of Control Date" see Section 4.14.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, a Vice President or its Treasurer, and by an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the four quarter period of the most recent four consecutive fiscal quarters ending prior to the date of such determination (the "Four Quarter Period") to (ii) Consolidated Interest Expense for such Four Quarter Period; provided, however, that (1) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such Four Quarter Period and the discharge of any other Indebtedness repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Four Quarter Period, (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased, retired or otherwise discharged (a "Discharge") any

Indebtedness since the beginning of such Four Quarter Period that no longer remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such Discharge of Indebtedness, including with the proceeds of any new Indebtedness, as if such Discharge (and Incurrence of new Indebtedness, if any) had occurred on the first day of such Four Quarter Period, (3) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary shall have disposed of any business or group of assets in any Asset Sale, the Consolidated EBITDA for such Four Quarter Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such Four Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four Quarter Period and Consolidated Interest Expense for such Four Quarter Period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such Four Quarter Period (or, if the Equity Interests of any Restricted Subsidiary are sold, the Consolidated Interest Expense for such Four Quarter Period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (4) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such Four Quarter Period and (5) if since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Four Quarter Period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such Four Quarter Period, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on, with respect to any Investment or acquisition, the first day of such Four Quarter Period and, with respect to any Asset Sale, the day prior to the first day of such Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings and any cost savings relating thereto and the amount of

Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Hedging Obligations relating to interest are outstanding applicable to such Indebtedness if such agreement under which such Hedging Obligations are outstanding has a remaining term as at the date of determination in excess of 12 months).

     "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, minus any non-cash item increasing Consolidated Net Income during such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (1) Consolidated Income Tax Expense for such period; (2) Consolidated Interest Expense for such period; (3) depreciation expense for such period; (4) amortization expense for such period; and (5) all other non-cash items reducing Consolidated Net Income for such period (other than any non-cash item requiring an accrual or a reserve for cash disbursements in any future period (other than non-cash, non-recurring items related to restructuring operations (including severance payments) of the Company or any Restricted Subsidiary ("restructuring charges") provided that any cash disbursements relating to any such restructuring charges shall (notwithstanding GAAP or any other provision of this Indenture), without duplication, reduce Consolidated EBITDA when made)).

     "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for Federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (1) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) the net cost under Hedging Obligations relating to interest, (b) the interest portion of any deferred payment obligation, (c) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (d) all capitalized interest and all accrued interest, but excluding (I) amortization of fees and expenses incurred in connection with the Company entering into a new credit agreement at the time of the acquisition by Holdings of approximately 75% of the Company's capital stock or the offering of the Notes, (II) interest expense on deferred compensation or customer deposits and
(III) amortization of deferred financing costs, discounts and other non-cash interest expense; (2) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Sub-sidiaries during such period as determined on a consolidated basis in accordance with GAAP and (3) dividends and distributions in respect of Disqualified Equity Interests of the Company (other than dividends or distributions consisting solely of Qualified Equity Interests) during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Leverage Ratio" means, on any date of determination, the ratio of (i) the aggregate amount of Indebtedness of the Company and the Restricted Subsidiaries on a consolidated basis outstanding on such date to (ii) the aggregate amount of Consolidated EBITDA for the then most recent Four Quarter Period; provided, however, that (1) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary shall have disposed of any business or group of assets in any Asset Sale, the Consolidated EBITDA for such Four Quarter Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such Four Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four Quarter Period, (2) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such Investment or acquisition occurred on the first day of such Four Quarter Period and (3) if since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Four Quarter Period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary during such Four Quarter Period, Consolidated EBITDA for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on, with respect to any Investment or acquisition, the first day of such Four Quarter Period and, with respect to any Asset Sale, the day prior to the first day of such Four Quarter Period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings and any cost savings relating thereto the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company.

     "Consolidated Net Income" means, for any period, the consolidated net income (loss) of the Company and the Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (1) any net income (loss) of any Person if such Person is not the Company or a Restricted Subsidiary, except that subject to the limitations contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below); (2) any net income (loss) of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (3) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company except that subject to the limitations contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause); (4) any gain or loss realized upon the sale or other disposition of any asset of the Company or the Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Equity Interests of any Person; (5) any extraordinary gain or loss; (6) the cumulative effect of a change in accounting principles; (7) all deferred financing costs written off in connection with the early extinguishment of Indebtedness under the Company's former credit agreement that was repaid and terminated on December 30, 1999, the Company's 9 1/2% notes due 2007, the Senior Credit Agreement or the Notes as recorded on the statement of operations in accordance with GAAP; (8) non-recurring charges related to any Acquisition by the Company or any Restricted Subsidiary occurring after the Issue Date as recorded on the statement of operations in accordance with GAAP; (9) non-cash, non-recurring charges as recorded on the statement of operations in accordance with GAAP; (10) unrealized gains or losses in respect of Hedge Agreements permitted by clause
(7) of Section 4.04 as recorded on the statement of operations in accordance with GAAP; and (11) unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and permitted to be Incurred by Section 4.04 as recorded on the statement of operations in accordance with GAAP; provided that in the case of clauses (7), (8), (9), (10) and (11) such amount or charge shall be net of any tax or tax benefit to the Company or any of its consolidated Subsidiaries resulting therefrom.

     "Consolidated Net Tangible Assets" means, with respect to any Person, the total assets minus unamortized deferred tax assets, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items which would be treated as intangibles, in each case on the most recent consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP.

     "Contingent Note" means the $7.5 million subordinated note issued by Holdings to Sovereign Specialty Chemicals, L.P., payable upon the acquisition of all or substantially all of the assets described therein and upon the conditions described therein as in effect on the Issue Date.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Company.

     "Custodian" see Section 6.01.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Defeasance Trust Payment" see Section 8.02.

     "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

     "Designated Senior Indebtedness" means (1) any Indebtedness outstanding under the Senior Credit Facility and (2) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $15.0 million, if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of this Indenture and a Board Resolution setting forth such designation by the Company has been filed with the Trustee.

     "Designation" see Section 4.17.

     "Designation Amount" see Section 4.17.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

     "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the Maturity Date of the Notes; provided that any Equity Interest that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof the right to require the issuer to purchase or redeem such Equity Interests upon the occurrence of an "asset sale" or "change of control" occurring prior to the Maturity Date of the Notes shall not constitute Disqualified Equity Interests if
(1) the "asset sale" or "change of control" provisions applicable to such Equity Interest are not more favorable in any respect to the holders of such Equity Interests than the terms applicable to the Notes and described in Sections 4.05 and 4.14 and (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered in respect of any Offer.

     "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

     "Equity Offering" means, with respect to the Company, (1) an underwritten primary public or private offering of Qualified Equity Interests of the Company or (2) a purchase of Qualified Equity Interests of the Company which results in net cash proceeds to the Company of at least $25.0 million by any Person which
(A) has a common equity market capitalization in excess of $500 million and (B) is engaged in a Related Business.

     "Euroclear" means Morgan Guaranty Trust Company of New York (Brussels office) as operator of the Euroclear System.

     "Event of Default" see Section 6.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Exchange Notes" means the 11 7/8% Senior Subordinated Notes due 2010, Series B, to be issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement.

     "Existing Indebtedness" means any Indebtedness of the Company and the Restricted Subsidiaries in existence on the Issue Date until such amounts are repaid; provided that Existing Indebtedness shall not include Indebtedness repurchased or repaid with the proceeds of the offering of the Notes.

     "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase" below.

     "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee.

     "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

     "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Coverage Ratio" above.

     "Funding Guarantor" see Section 11.05.

     "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

     "Global Notes" means one or more Regulation S Global Notes and 144A Global Notes.

     "Guarantor" means (1) each of the Subsidiaries of the Company (other than Foreign Subsidiaries) as of the Issue Date and their respective successors, and
(2) each other Restricted Subsidiary, formed, created or acquired before or after the Issue Date, required to become a Guarantor after the Issue Date pursuant to Section 4.19.

     "Guarantor Senior Indebtedness" means, with respect to any Guarantor, at any date, (1) all Obligations of such Guarantor under the Senior Credit Facility; (2) all Hedging Obligations of such Guarantor; (3) to the extent that it may constitute Indebtedness, Obligations of such Guarantor under standby letters of credit; and (4) all other Indebtedness of such Guarantor for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness unless the instrument under which such Indebtedness of such Guarantor for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to such Guarantor's Guaranty of the Notes, and all renewals, extensions, modifications, amendments or refi-nancings thereof. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (A) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (B) any Indebtedness among or between such Guarantor and any Subsidiary of such Guarantor; (C) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (D) Indebtedness evidenced by such Guarantor's Guaranty of the Notes; (E) Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor; (F) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (G) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor.

     "guaranty" means, as applied to any obligation, (1) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guaranty shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

     "Guaranty" means the guaranty of the Notes by each Guarantor under this Indenture.

     "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and (3) foreign currency or commodity hedge, exchange or similar protection agreements (agreements referred to in this definition being referred to herein as "Hedging Agreements").

     "Holder" means the registered holder of any Note.

     "Holdings" means SSCI Investors LLC, a Delaware limited liability company, and its successors.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guaranty or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obli-gation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

     "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (1) every obligation of such Person for money borrowed; (2) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (3) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (4) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding (A) earnout or other similar obligations until such time as the amount of such obligation is capable of being determined and its payment is probable, (B) trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or (C) other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith); (5) every Capital Lease Obligation of such Person; (6) every net obligation under Hedging Agreements of such Person; (7) every obligation of the type referred to in clauses (1) through
(6) of another Person and all dividends of another Person the payment of which, in either case, such Person has guarantied or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (8) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (1) through (7) above. Indebtedness (A) shall never be calculated taking into account any cash and Cash Equivalents held by such Person; (B) shall not include obligations of any Person (1) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence, (2) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (3) under stand-by letters of credit to the extent collateralized by cash or Cash Equivalents; (C) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; (D) shall include the liquidation preference and any mandatory re-demption payment obligations in respect of any Disqualified Equity Interests of the Company or any Preferred Equity Interest of any Restricted Subsidiary; and
(E) shall not include obligations under performance bonds, performance guaranties, surety bonds and appeal bonds, letters of credit or similar obligations, incurred in the ordinary course of business. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

     In addition, for the purpose of avoiding duplication in calculating the outstanding principal amount of Indebtedness for purposes of Section 4.04, Indebtedness arising solely by reason of the existence of a Lien permitted under
Section 4.18 to secure other Indebtedness permitted to be Incurred under Section
4.04 will not be considered to be incremental Indebtedness.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Independent Financial Advisor" means a nationally recognized, accounting, appraisal, investment banking firm or consultant that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Initial Notes" means the 11 7/8% Senior Subordinated Notes due 2010, Series A, of the Company.

     "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Chase Securities Inc.

     "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

     "interest" means, with respect to the Notes, the sum of any cash interest and any Additional Interest on the Notes.

     "Interest Payment Date" means each semiannual interest payment date on March 15 and September 15 of each year, commencing September 15, 2000.

     "Interest Record Date" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

     "Investment" means, with respect to any Person, any direct or indirect loan, advance, guaranty or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property or asset other than cash, such property shall be valued at its fair market value at the time of such transfer, as determined in good faith by the Board of Directors (or comparable body) of the Person making such transfer. Investments shall not include loans and advances made to employees to the extent such loan or advance is used to purchase Qualified Equity Interests from the Company (provided that any such purchase shall be excluded from clause (III)(B) of the first paragraph of Section 4.06 until such loan or advance has been repaid in cash by such employee).

     "Issue Date" means the original issue date of the Notes.

                  "Junior Subordinated Seller Notes" means the $3.0 million aggregate principal amount 8% Note due 2002 issued by the Company held by Laporte plc, the $900,000 aggregate principal amount Note due 2000 issued by Pierce & Stevens held by K.J. Quinn & Co., Inc., and the related obligation to pay $100,000 to K.J. Quinn & Co. Inc. under the noncompetition agreement entered into by K.J. Quinn & Co., Inc.

     "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Management Agreement" means the Management Agreement dated as of March 9, 2000, between AEA and the Company, as amended or renewed to the extent permitted under this Indenture.

     "Maturity Date" means March 15, 2010.

     "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (1) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (2) taxes paid or payable as a result thereof; (3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; (4) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve); and (5) cash payments attributable to Persons owning an interest in the assets subject to the Asset Sale.

     "Notes" means, collectively, the Initial Notes, the Additional Notes, the Private Exchange Notes and the Unrestricted Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

     "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offer" has the meaning set forth in the definition of "Offer to Purchase" below.

     "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first-class mail, postage prepaid, to each Holder at his address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Notes to occur no later than 5 Business Days after the Expiration Date. The Company shall notify the Trustee at least 5 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase which at a minimum will include (1) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (2) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (1) (including a description of the events requiring the Company to make the Offer to Purchase), (3) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (4) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state: (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made; (2) the Expiration Date and the Purchase Date; (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount"); (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price"); (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount; (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase; (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue; (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date; (9) that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to sur-render such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing); (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender; (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and
(12) that in the case of any Holder whose Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

     An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

     "Officer" means the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Treasurer, or the Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers or by one Officer and an Assistant Treasurer or Assistant Secretary of the Company complying with Sections 13.04 and 13.05.

     "144A Global Note" means a permanent global Note in registered form representing the aggregate principal amount of Notes sold in reliance on Rule 144A.

     "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Pari Passu Debt" means Indebtedness of the Company or any Guarantor that neither constitutes Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, or Subordinated Indebtedness.

     "Pari Passu Debt Pro Rata Share" means the amount of the applicable Net Cash Proceeds obtained by multiplying the amount of such Net Cash Proceeds by a fraction, (1) the numerator of which is the aggregate accreted value and/or principal amount, as the case may be, of all Pari Passu Debt outstanding at the time of the applicable Asset Sale with respect to which the Company is required to use Net Cash Proceeds to repay or make an offer to purchase or repay and (2) the denominator of which is the sum of (a) the aggregate principal amount of all Notes outstanding at the time of the applicable Asset Sale and (b) the aggregate principal amount or the aggregate accreted value, as the case may be, of all Pari Passu Debt outstanding at the time of the applicable Offer to Purchase with respect to which the Company is required to use the applicable Net Cash Proceeds to offer to repay or make an offer to purchase or repay.

     "Participants" has the meaning set forth in Section 2.15.

     "Paying Agent" has the meaning provided in Section 2.03.

     "Payment Blockage Notice" see Section 8.02(a).

     "Payment Blockage Period" see Section 8.02(a).

     "Permitted Holder" means AEA and its current and future employees, stockholders, directors and officers, Robert B. Covalt and the officers of the Company, (i) trusts for the benefit of such Persons or the spouses, issue, parents or other relatives of such Persons, (ii) entities controlling or controlled by such Persons and (iii) in the event of the death of any such individual Person, heirs or testamentary legatees of such Person.

     "Permitted Indebtedness" see Section 4.04.

     "Permitted Investments" means (1) Cash Equivalents; (2) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (3) loans and advances to employees made in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding; (4) Hedging Obligations;
(5) bonds, notes, debentures or other securities received as a result of Asset Sales in compliance with Section 4.05 and any "earnout" or similar right permitted under Section 4.05; (6) transactions with officers, directors and employees of the Company or any Restricted Subsidiary entered into in the ordinary course of business (including compensation, employee benefit or indemnity arrangements with any such officer, director or employee) and consistent with past business practices; (7) Investments in existence or made pursuant to written commitments existing as of the Issue Date and any amendment, extension, renewal or modification thereof to the extent that any such amendment, extension, renewal or modification complies with the terms of this Indenture; (8) any Investment to the extent that the consideration therefor consists of Qualified Equity Interests of the Company; (9) any Investment consisting of a guaranty by a Guarantor of Senior Indebtedness or any guaranty permitted under clause (6) of the second paragraph of Section 4.04; (10) Investments in Persons primarily engaged in a Related Business in an aggregate amount not to exceed $15.0 million; (11) Investments in the form of the sale (on a "true sale" non-recourse basis) or the servicing of receivables transferred from the Company or any Restricted Subsidiary, or transfers of cash, to an Accounts Receivable Subsidiary as a capital contribution or in exchange for Indebtedness of such Accounts Receivable Subsidiary or cash, in each case in the ordinary course of business; (12) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with dispositions of obsolete or worn out assets permitted pursuant to this Indenture not at any time exceeding, in the case of all such notes and similar obligations, the amount of $5.0 million; (13) advances, loans or extensions of credit to suppliers in the ordinary course of business by the Company or any Restricted Subsidiary consistent with past practice as of the Issue Date; and (14) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

     "Permitted Junior Securities" means any securities of the Company or any other Person that are (i) equity securities without special covenants or (ii) subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in this Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of this Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of this Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).

     "Permitted Liens" means (1) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation;
(2) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings; (3) Liens existing on the Issue Date; (4) Liens securing only the Notes; (5) Liens in favor of the Company or any Restricted Subsidiary; (6) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (7) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries; (8) Liens resulting from the deposit of cash or notes in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business; (9) Liens securing Indebtedness consisting of Capital Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets, provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by Section 4.04 and (IV) such Liens attach within 180 days of such purchase, construction, installation, repair, addition or improvement; (10) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); (11) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice; (12) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary; (13) Liens securing money borrowed (or any securities purchased therewith) which is (or are, in the case of securities) set aside at the time of the Incurrence of any Indebtedness permitted to be Incurred by Section 4.04 in order to prefund the payment of interest on such Indebtedness; (14) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a credit or depository institution; provided that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or any Subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (B) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; (15) Liens evidenced by UCC financing statements regarding operating leases permitted by this Indenture or in respect of consigned goods; (16) Liens consisting of judgment or judicial attachments liens (including prejudgment attachment); provided that the enforcement of such Liens is effectively stayed or payment of which is covered in full (subject to customary deductibles) by insurance or which do not otherwise result in an Event of Default; (17) Liens securing debt of Foreign Subsidiaries to the extent such Indebtedness is permitted by Section 4.04; (18) any encumbrances or restriction (including any put and call arrangements) with respect to the Equity Interests of any joint venture agreement to which the Company or any of its Restricted Subsidiaries is a party;
(19) Liens securing Hedging Agreements permitted under this Indenture; and (20) Liens to secure Indebtedness or other obligations of any Accounts Receivable Subsidiary.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Physical Notes" means one or more certificated Notes in registered form.

     "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

     "Preferred Equity Interest," in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

     "principal" of a debt security means the principal of the security, plus, when appropriate, the premium, if any, on the security.

     "Private Exchange Notes" have the meaning provided in Section 1 of the Registration Rights Agreement.

     "Private Placement Legend" means the legend initially set forth on the Initial Notes in the form set forth on Exhibit A hereto.

     "Purchase Agreement" means the Purchase Agreement dated as of March 24, 2000 by and among the Company, the Guarantors and the Initial Purchasers.

     "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase" above.

     "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase" above.

     "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property; provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

     "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase" above.

     "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

     "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act.

     "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

     "redemption price" when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the form of Note annexed hereto as Exhibit A.

     "Registrar" see Section 2.03.

     "Registration" means a registered exchange offer for the Notes by the Company or other registration of the Notes under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

     "Registration Rights Agreement" means the Registration Rights Agreement to be dated as of March 29, 2000.

     "Regulation S" means Regulation S under the Securities Act.

     "Regulation S Global Note" means the Regulation S Temporary Global Note and the Regulation S Permanent Global Note.

     "Regulation S Permanent Global Note" means a permanent global note in registered form representing the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

     "Regulation S Temporary Global Note" means a temporary global note in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S.

     "Related Business" means (1) those businesses in which the Company or any of the Restricted Subsidiaries is engaged on the date of this Indenture or that are reasonably related, ancillary, incidental or complementary thereto and (2) any business which forms a part of a business (the "Acquired Business") which is acquired by the Company or any of the Restricted Subsidiaries if the primary intent of the Company or such Restricted Subsidiary was to acquire that portion of the Acquired Business which meets the requirements of clause (1) of this definition.

     "Required Filing Dates" see Section 4.12.

     "Restricted Note" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any
Note is a Restricted Note.

     "Restricted Payments" see Section 4.06.

     "Restricted Period" means the "distribution compliance period" applicable to the Company described in Regulation S.

     "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to Section 4.17. Any such designation may be revoked by a Resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of Section 4.17.

     "Revocation" see Section 4.17.

     "Rule 144A" means Rule 144A under the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Senior Credit Facility" means the Credit Agreement, dated as of December 29, 1999, between the Company, the lenders named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger, Joint Book Manager and Syndication Agent, J.P. Morgan Securities Inc., as Joint Lead Arranger, Joint Book Manager and Documentation Agent, and The Chase Manhattan Bank, as Administrative Agent, including any deferrals, renewals, extensions, replacements (which need not be in lieu of a corresponding reduction in commitments under the aforementioned Credit Agreement), refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor (including any restatements thereof and any increases in the amount of commitments thereunder), whether by or with the same or any other lender, creditor, or any one or more groups of lenders or group of creditors (whether or not including any or all of the financial institutions party to the aforementioned Credit Agreement), and including related notes, guaranty and note agreements and other instruments and agreements executed in connection therewith.

     "Senior Indebtedness" means, at any date, (1) all Obligations of the Company under the Senior Credit Facility; (2) all Hedging Obligations of the Company; (3) all Obligations of the Company under stand-by letters of credit; and (4) all other Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company, unless and for so long as such Indebtedness has been pledged to secure Obligations under the Senior Credit Facility; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Indebtedness evidenced by the Notes; (e) Indebtedness of the Company that is expressly pari passu with or subordinate or junior in right of payment to any other Indebtedness of the Company; (f) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capital Lease Obligations) or management agreements;

and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company.

     "Significant Restricted Subsidiary" means, at any date of determination,
(1) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries, (A) for the most recent fiscal year of the Company accounted for more than 5.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (B) as of the end of such fiscal year, owned more than 5.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (2) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause (6), (7) or (8) of
Section 6.01 has occurred, would constitute a Significant Restricted Subsidiary under clause (1) of this definition.

     "Specified Indebtedness" means (1) any Indebtedness of the Company or any Guarantor that is Pari Passu Debt or Subordinated Indebtedness or (2) any Indebtedness of any Restricted Subsidiary that is subordinated to any other Indebtedness of such Restricted Subsidiary, provided, however, that Specified Indebtedness shall never include any Obligation arising under the Senior Credit Facility or otherwise constituting Guarantor Senior Indebtedness or Senior Indebtedness.

     "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

     "Subordinated Indebtedness" means, with respect to the Company or any Guarantor, the Junior Subordinated Seller Notes and any Indebtedness of the Company or such Guarantor, as the case may be, which is expressly subordinated in right of payment to the Notes or such Guarantor's Guaranty, as the case may be.

     "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of this Indenture (except as provided in Section 10.03) until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

     "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Trust Officer" means any officer within the corporate trust department (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject and who has direct responsibility for the administration of this Indenture.

     "United States Government Obligations" means direct non-callable obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

     "Unrestricted Notes" means one or more Notes that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A hereto, including, without limitation, the Exchange Notes and any Notes registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

     "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to Section 4.17. Any such designation may be revoked by a Resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of Section 4.17.

     "Unutilized Net Cash Proceeds" see Section 4.05(a).

     "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in re-spect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding aggregate principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes and the Guaranties.

     "indenture security holder" means a Holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company, a Guarantor or any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.  Rules of Construction.

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

     (3) "or" is not exclusive;

     (4) words in the singular include the plural, and words in the plural include the singular;

     (5) provisions apply to successive events and transactions; and

     (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.


                                   ARTICLE TWO

                                    THE NOTES


SECTION 2.01.  Form and Dating.

     The Initial Notes and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements (including the Note Guarantee) required by law, stock exchange rule or usage, any organizational document or governing instrument, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement (including the Note Guarantee) on them. Each Note shall be dated the date of its authentication.

     Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Rule 144A Global Securities and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Temporary Global Notes, each substantially in the form set forth in Exhibit A hereto, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided with the Guaranties of the Guarantors endorsed thereon and shall bear the legend set forth in Exhibit C hereto. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

     Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regu-lation S Permanent Global Note. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by participants through Euroclear or Cedel Bank.

SECTION 2.02.  Execution and Authentication.

     Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Officer's signature, the Notes for the Company by manual or facsimile signature.

     If an Officer or an Assistant Secretary whose signature is on a Note was an Officer or an Assistant Secretary, as the case may be, at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall authenticate (i) Initial Notes for original issue in an aggregate principal amount not to exceed $150,000,000, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time in exchange for (A) a like principal amount of Initial Notes or (B) a like principal amount of Private Exchange Notes, in each case upon a written order of the Company in the form of an Officers' Certificate. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request. Additional amounts may be issued in one or more series from time to time (the "Additional Notes"), subject to Section 4.04, which Additional Notes shall be authenticated by the Trustee upon receipt of a Company Order. The aggregate principal amount of Notes outstanding at any time may not exceed $200,000,000, except as provided in Sections 2.07 and 2.08.

     Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company and Affiliates of the Company.

     The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.  Registrar and Paying Agent.

     The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Notes may be presented or surrendered for payment (the "Paying Agent") and (c) notices and demands in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Except as provided herein, the Company or any Guarantor may act as Paying Agent, Registrar or co-Registrar.

     If the Company shall enter into an agency agreement with any Agent not a party to this Indenture, such agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

     The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04.  Paying Agent To Hold Assets in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company, any Guarantor or any of their respective Affiliates acts as Paying Agent, it shall, on or before each due date of the principal of or interest on the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.05.  Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee before each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.  Transfer and Exchange.

     Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require pay-ment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to
Section 2.02, 2.10, 3.06, 4.05, 4.14, or 10.05). The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Note being redeemed in part.

     Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any Agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee nor any such Agent shall be affected by notice to the contrary. Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest in a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Note shall be required to be reflected in a book entry.

SECTION 2.07.  Replacement Notes.

     If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements for replacement of Notes are met. If required by the Company or the Trustee, such Holder must provide an indemnity bond or other indemnity, sufficient to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel.

     Every replacement Note is an additional obligation of the Company.

SECTION 2.08.  Outstanding Notes.

     Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

     If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satis-factory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

     If on a Redemption Date, Purchase Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the principal and interest due on the Notes payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.  Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, the Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

     The Company shall notify the Trustee, in writing, when it, any Guarantor or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

SECTION 2.10.  Temporary Notes.

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated.

     Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section
2.02 definitive Notes in exchange for temporary Notes.

SECTION 2.11.  Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the

Registrar or the Paying Agent, and no one else, shall cancel, and at the written direction of the Company, dispose of and deliver evidence of such disposal of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.  Defaulted Interest.

     The Company shall pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

     Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(2) shall be paid to Holders as of the Interest Record Date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13.  CUSIP Number.

     The Company in issuing the Notes will use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided , however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any changes in CUSIP numbers.

SECTION 2.14.  Deposit of Moneys.

     Prior to 11:00 a.m. New York City time on each Interest Payment Date, Redemption Date, Purchase Date and the Final Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be.

SECTION 2.15.  Book-Entry Provisions for Global Notes.

     (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

     Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16; provided, however, that Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes only if (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Physical Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act as stated in an Opinion of Counsel.

     (c) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

     (d) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

     (e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16.  Registration of Transfers and Exchanges.

     (a) Transfer and Exchange of Physical Notes. When Physical Notes are presented to the Registrar or co-Registrar with a request:

     (i)  to register the transfer of the Physical Notes; or

     (ii) to exchange such Physical Notes for an equal principal amount of Physical Notes of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Physical Notes presented or surrendered for Registration of transfer or exchange:

     (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

     (II) in the case of Physical Notes the offer and sale of which have not been registered under the Securities Act, such Physical Notes shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

     (A) if such Physical Note is being delivered to the Registrar or co-Registrar by a Holder in connection with a Registration pursuant to which such Holder will exchange an Initial Note for an Unrestricted Note, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or

     (B) if such Physical Note is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or

     (C) if such Physical Note is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferor certificate for Regulation S transfer substantially in the form of Exhibit E hereto and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

     (D) if such Physical Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

     (E) if such Physical Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

     (b) Restrictions on Transfer of a Physical Note for a Beneficial Interest in a Global Note. A Physical Note the offer and sale of which has not been registered under the Securities Act may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Physical Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

 (A) certification, substantially in the form of Exhibit D hereto, that such Physical Note is being transferred (I) to a QIB, (II) in an offshore transaction in reliance on Regulation S and, with respect to (II), at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act or (III) without transfer, in an exchange of a Physical Note for a beneficial interest in a Global Note; and

 (B) written instructions directing the Registrar or co-Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Note to re-flect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar or co-Registrar shall cancel such Physical Note and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no 144A Global Note or Regulation S Global Note, as the case may be, is then outstanding, the Company shall, unless either of the events in the proviso to Section 2.15(b) have occurred and are continuing, issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Note in the appropriate principal amount.

     (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Upon receipt by the Registrar or Co-Registrar of (a) written instructions, or such other instruction as is customary for the Depository, from the Depository or its nominee, requesting the Registration of transfer of an interest in a 144A Global Note or a Regulation S Global Note, as the case may be, to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), and (b) a certificate substantially in the form of Exhibit D hereto, the Registrar or Co-Registrar shall cancel such Global Notes (or Global Note) and the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate new Global Notes of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

     (d) Transfer of a Beneficial Interest in a Global Note for a Physical Note. Subject to Section 2.15(b):

     (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Physical Note; provided, however, that prior to the Registration, a transferee that is a QIB may not exchange a beneficial interest in Global Note for a Physical Note; provided, further that in no event shall Physical Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to
   (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act as stated in an Opinion of Counsel. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person (subject to the previous sentence) having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

         (A) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

         (B) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Note in the appropriate principal amount.

         (ii) Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

     (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

     (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act;(ii) such Note has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a Registration); or (iii) the date of such transfer, exchange or replacement is two years after the later of
(x) the Issue Date and (y) the last date that the Company or any affiliate (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Notes (or any predecessor thereto).

     (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar


                                  ARTICLE THREE

                                   REDEMPTION


SECTION 3.01.  Notices to Trustee.

     If the Company wants to redeem Notes pursuant to paragraph 5 or 6 of the Notes at the applicable redemption price set forth thereon, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed. The Company shall give such notice to the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.  Selection of Notes To Be Redeemed.

     In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, however, that if a partial redemption is made with the net cash proceeds of an Equity Offering by the Company pursuant to paragraph 6 of the Notes, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited. The Trustee shall make the selection from the Notes then outstanding, subject to redemption and not previously called for redemption.

     The Trustee may select for redemption pursuant to paragraph 5 or 6 of the Notes portions of the principal amount of Notes that have denominations equal to or larger than $1,000 principal amount. Notes and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  Notice of Redemption.

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed at such Holder's registered address; provided, however, that notice of a redemption pursuant to paragraph 6 of the Notes shall be mailed to each Holder whose Notes are to be redeemed no later than 60 days after the date of the Closing of the relevant Equity Offering of Holdings or the Company.

     Each notice of redemption shall identify the Notes to be redeemed (including the CUSIP number thereon) and shall state:

     (1) the Redemption Date;

     (2) the redemption price;

     (3) the name and address of the Paying Agent to which the Notes are to be surrendered for redemption;

     (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (5) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

     (6) in the case of any redemption pursuant to paragraph 5 or 6 of the Notes, if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

     At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

     The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Notes designated for redemption as a whole or in part shall not affect the validity of the procedures for the redemption of any other Note.

SECTION 3.04.  Effect of Notice of Redemption.

     Once a notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date and after such date such Notes shall cease to bear interest.

SECTION 3.05.  Deposit of Redemption Price.

     On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation. All money, if any, earned on funds held in trust by the Paying Agent shall be remitted to the Company.

     If any Note surrendered for redemption in the manner provided in the Notes shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and
4.01 with respect to any payment default.

SECTION 3.06.  Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.


                                  ARTICLE FOUR

                                    COVENANTS


SECTION 4.01.  Payment of Notes.

     The Company shall pay the principal of and interest on the Notes in the manner provided in the Notes and the Registration Rights Agreement. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the

Company, a Guarantor or any of their respective Affiliates) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Notes pursuant to the terms of this Indenture.

     The Company shall pay cash interest on overdue principal at the same rate per annum borne by the Notes. The Company shall pay cash interest on overdue installments of interest at the same rate per annum borne by the Notes, to the extent lawful, as provided in Section 2.12.

SECTION 4.02.  Maintenance of Office or Agency.

     The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13. The Company hereby initially designates the Trustee at its address set forth in
Section 13.02 as its office or agency in The Borough of Manhattan, The City of New York, for such purposes.

SECTION 4.03.  Transactions with Affiliates.

     The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of their respective Affiliates (each an "Affiliate Transaction"), unless (1) such Affiliate Transaction, taken as a whole, is on terms which are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party and (2) if such Affiliate Transaction or series of related Affiliate Transactions (other than any such Affiliate Transactions between the Company or a Restricted Subsidiary and an Unrestricted Subsidiary or an Accounts Receivable Subsidiary in the ordinary course of business) involves aggregate payments or other consideration having a Fair Market Value in excess of $5.0 million, such Affiliate Transaction is in writing and a majority of the disinterested members of the Board of Directors of the Company shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions, or, in the event that there are no independent directors, the Trustee has received a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be.

     In addition, any Affiliate Transaction (other than an Affiliate Transaction between the Company or a Restricted Subsidiary and an Unrestricted Subsidiary or an Accounts Receivable Subsidiary in the ordinary course of business) involving aggregate payments or other consideration having a Fair Market Value in excess of $10.0 million will also require a written opinion from an Independent Financial Advisor (filed with the Trustee) stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be.

     Notwithstanding the foregoing, the restrictions set forth in this Section
4.03 shall not apply to (1) transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries; (2) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law; (3) any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date (as renewed or amended from time to time in a manner not adverse to the Holders of Notes); (4) the issue and sale by the Company to its stockholders of Qualified Equity Interests; (5) any Restricted Payments made in compliance with Section 4.06; (6) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business; (7) the Incurrence of intercompany Indebtedness permitted pursuant to clause (5) of the second paragraph of Section 4.04; (8) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof; (9) the payment to AEA of fees in an aggregate amount not to exceed $1.6 million in any fiscal year, the reimbursement of reasonable out-of-pocket expenses incurred by AEA and payments to AEA in respect of indemnification obligations under existing agreements or agreements permitted to be entered into in accordance with this Indenture, in each case in connection with its performance of services pursuant to the Management Agreement; (10) shareholders and registration rights agreements among the Company and its shareholders; and (11) any transaction in the ordinary course of business or approved by a majority of the disinterested directors between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity primarily engaged in a Related Business.

SECTION 4.04.  Limitation on Indebtedness.

     The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Equity Interests, except for Permitted Indebtedness; provided, however, that (1) the Company and any Restricted Subsidiary may Incur Indebtedness (other than Dis-qualified Equity Interests) and (2) the Company may issue Disqualified Equity Interests if, in any such case, at the time of and immediately after giving pro forma effect to such Incurrence of Indebtedness or issuance of Disqualified Equity Interests and the application of the proceeds therefrom, the Consolidated Coverage Ratio of the Company would be greater than 2.0 to 1.0.

     The foregoing limitations will not apply to the Incurrence of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

         (1) Indebtedness under the Notes issued on the date of this Indenture in the aggregate principal amount of $150.0 million principal amount under the Notes, the Guaranties and this Indenture;

         (2) Existing Indebtedness;

         (3) Indebtedness of the Company and any Guarantor pursuant to the Senior Credit Facility in an aggregate principal amount at any one time outstanding not to exceed (A) the sum of (i) the greater of (a) $50.0 million and (b) the sum of 85% of the net book value of the accounts receivable of the Company and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP plus 50% of the net book value of the inventory of the Company and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP with respect to revolving loans thereunder plus (ii) $75.0 million with respect to term loans, additional revolving loans or other loans Incurred on or prior to March 31, 2002; provided that, in the case of this subclause (A)(ii), at the time of and after giving pro forma effect to any Incurrence of such Indebtedness and the application of the proceeds therefrom, the Consolidated Leverage Ratio of the Company would be less than or equal to 5.15:1.00, less (B) amounts Incurred and outstanding pursuant to clause (4) below; provided that the calculation under subclause (A)(i)(b) shall exclude the net book value of accounts receivable sold to or financed through any Accounts Receivable Subsidiary and the net book value of the accounts receivable and inventory of Foreign Subsidiaries to the extent of Indebtedness Incurred by any Foreign Subsidiary pursuant to clause (11)(A) below;

         (4) Indebtedness Incurred on or prior to March 31, 2002 by Foreign Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed $60.0 million; provided that, at the time of and after giving pro forma effect to any Incurrence of such Indebtedness and the application of the proceeds therefrom, the Consolidated Leverage Ratio of the Company would be less than or equal to 5.15:1.00, less amounts Incurred and outstanding pursuant to clause (3)(A)(ii) above in excess of $15.0 million;

         (5) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary and Indebtedness of the Company owed to and held by any Restricted Subsidiary, which Indebtedness is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under any Senior Indebtedness, this Indenture and the Notes; provided, however, that an Incurrence of Indebtedness that is not permitted by this clause (5) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (5) to a Person (other than the Company or any Restricted Subsidiary), and (ii) the designation of a Restricted Subsidiary which holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

         (6) the Guaranties and guaranties by the Company or any Restricted Subsidiary of Indebtedness permitted to be Incurred under this covenant to the extent such Indebtedness could have itself been Incurred by such Person;

         (7) Hedging Obligations of the Company and the Restricted Subsidiaries;

         (8) Indebtedness of the Company or any Restricted Subsidiary consisting of Purchase Money Indebtedness, Capital Expenditure Indebtedness and Capital Lease Obligations (and refinancings thereof) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause
     (8), does not exceed the greater of (A) 10.0% of Consolidated Net Tangible Assets at the time of Incurrence and (B) $25.0 million;

         (9) Indebtedness of the Company or a Restricted Subsidiary to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness Incurred in compliance with the Consolidated Coverage Ratio of the first paragraph of this covenant or clause (1) or clause (2) or, after March 31, 2002, subclause (A)(ii) of clause (3) and clause (4) of this paragraph of this
     Section 4.04; provided, however, that (A) any such refinancing shall not exceed the sum of the principal amount (or accreted amount (determined in accordance with GAAP), if less) of the Indebtedness or Disqualified Equity Interests being refinanced, plus the amount of accrued interest or dividends thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith; (B) Indebtedness representing a refinancing of Indebtedness other than Senior Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; (C) Indebtedness that is pari passu with the Notes may only be refinanced with Indebtedness that is made pari passu with or subordinate in right of payment to the

     Notes and Subordinated Indebtedness may only be refinanced with Subordinated Indebtedness or Disqualified Equity Interests and Disqualified Equity Interests may only be refinanced with other Disqualified Equity Interests; and (D) refinancing Indebtedness incurred by a Restricted Subsidiary which is not a Guarantor may only be used to refinance Indebtedness of a Restricted Subsidiary which is not a Guarantor;

         (10) in addition to the items referred to in clauses (1) through (9) above and clauses (11) through (12) below, Indebtedness of the Company or any Restricted Subsidiary (including any Indebtedness under the Senior Credit Facility that utilizes this subparagraph (10)) having an aggregate principal amount not to exceed $15.0 million at any time outstanding;

         (11) Indebtedness of Foreign Subsidiaries (which may be Incurred under the Senior Credit Facility or otherwise) (A) in an aggregate principal amount at any one time outstanding not to exceed the sum of (a) 85% of the net book value of the accounts receivable of such Foreign Subsidiaries in accordance with GAAP and (b) 50% of the net book value of the inventory of such Foreign Subsidiaries in accordance with GAAP (provided that the calculation under this clause (A) shall exclude the net book value of accounts receivable and inventory sold to or financed through any Accounts Receivable Subsidiary) or (B) representing guaranties of Indebtedness of another Foreign Subsidiary incurred pursuant to subclause (A) of this clause (11); and

         (12) unsecured Indebtedness Incurred by the Company to former employees in connection with the purchase or redemption of Equity Interests of the Company not to exceed in the aggregate $2.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above (other than Indebtedness under the Senior Credit Agreement outstanding on the Issue Date, which will be deemed to have been Incurred under clause (3)) or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.

SECTION 4.05.  Disposition of Proceeds of Asset Sales.

     (a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (2) at least 75% of such consideration consists of (A) cash or Cash Equivalents, (B) properties and capital assets to be used in a Related Business,
(C) Equity Interests in any Person which thereby becomes a Wholly Owned Restricted Subsidiary whose assets consist primarily of properties and capital assets used in a Related Business or (D) "earn out" or similar rights providing for a cash payment contingent upon operating results or the financial condition of the business and/or Person subject to such Asset Sale. The amount of any (i) Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries and
(ii) notes, securities or other similar obligations received by the Company or the Restricted Subsidiaries from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within thirty days of the related Asset Sale) by the Company or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries.

     The Company or such Restricted Subsidiary, as the case may be, may (1) apply the Net Cash Proceeds of any Asset Sale within 365 days of receipt thereof to repay Senior Indebtedness, (2) commit in writing to acquire, construct or improve properties and capital assets to be used in a Related Business and so apply such Net Cash Proceeds within 365 days after the receipt thereof or (3) apply the Net Cash Proceeds of any Asset Sale within 365 days of receipt thereof or commence an offer or otherwise become obligated to repay Pari Passu Debt not exceeding the Pari Passu Debt Pro Rata Share; provided that the Company or such Restricted Subsidiary may use up to $15.0 million of aggregate Net Cash Proceeds from Asset Sales for any purpose not prohibited by this Indenture.

     To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied or committed within 365 days of such Asset Sale as described in clause (1), (2) or (3) or the proviso of the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized Net Cash Proceeds"), the Company shall, within 20 days after such 365th day, make an Offer to Purchase all outstanding Notes up to a maximum principal amount (expressed as a multiple of $1,000) of Notes equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; provided, however, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $15.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $15.0 million, shall be applied as required pursuant to this paragraph.

     (b) With respect to any Offer to Purchase effected pursuant to this Section 4.05, among the Notes, to the extent the aggregate principal amount of Notes tendered pursuant to such Offer to Purchase exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Notes shall be purchased pro rata based on the aggregate principal amount of such Notes tendered by each Holder. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Notes tendered by the Holders of the Notes pursuant to such Offer to Purchase, the Company may retain and utilize any portion of the Unutilized Net Cash Proceeds not applied to repurchase the Notes for any general corporate purposes. Upon the completion of an Offer to Purchase pursuant to this covenant, the amount of unutilized Net Cash Proceeds shall be reset to zero.

     (c) In the event that the Company makes an Offer to Purchase the Notes, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed a Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

     (d) Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering Holders as described above.

SECTION 4.06.  Limitation on Restricted Payments.

     The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly:

         (1) declare or pay any dividend or any other distribution on any Equity Interests of the Company or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary (other than any dividends, distributions and payments made to the Company or any Restricted Subsidiary and dividends or distributions payable to any Person solely in Qualified Equity Interests of the Company or in options, warrants or other rights to purchase Qualified Equity Interests of the Company);

         (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

         (3) purchase, redeem, defease or retire for value, or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than any Subordinated Indebtedness held by the Company or any Restricted Subsidiary); or

         (4) make any Investment (other than Permitted Investments) in any Person (other than in the Company, any Restricted Subsidiary or a Person that becomes a Restricted Subsidiary, or is merged with or into or consolidated with the Company or a Restricted Subsidiary (provided the Company or a Restricted Subsidiary is the survivor), as a result of or in connection with such Investment)

(any such payment or any other action (other than any exception thereto) described in (1), (2), (3) or (4) above is each a "Restricted Payment"), unless:

         (I) no Default shall have occurred and be continuing at the time or immediately after giving effect to such Restricted Payment;

         (II) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of Section 4.04; and

         (III) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of (A) 50% of cumulative Consolidated Net Income determined for the period (taken as one period) from the beginning of the first fiscal quarter commencing after the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available (or if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus (B) the aggregate net cash proceeds received by the Company either (i) as capital contributions to the Company after the Issue Date or
     (ii) from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid), plus (C) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness of the Company or any Restricted Subsidiary Incurred after the Issue Date which has been converted into or exchanged for Qualified Equity Interests of the Company, plus (D) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of: (i) the return of capital with respect to such Investment and (ii) the amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus (E) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 4.17, the Company's proportionate interest in an amount equal to the excess of (i) the total assets of such Subsidiary, valued on an aggregate basis at Fair Market Value, over (ii) the total liabilities of such Subsidiary, determined in accordance with GAAP (and provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation), plus (F) to the extent not included in the computation of Consolidated Net Income, the amount of cash dividends or cash distributions (other than to pay taxes) received from any Unrestricted Subsidiary since the Issue Date, minus (G) the greater of (i) $0 and (ii) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with Section 4.17

     The foregoing provisions will not prevent (1)(A) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of this Indenture or (B) the payment of any dividend or distribution on a pro rata basis to holders of minority Equity Interests in a Restricted Subsidiary out of the net income from the Issue Date of such Restricted Subsidiary; (2) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of (or the payment of a dividend or distribution to Holdings out of the net cash proceeds of) the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, other Equity Interests of the Company (other than Disqualified Equity Interests, in the case of any such purchase, redemption, retirement or other acquisition of Qualified Equity Interests); provided, however, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for such retired Equity Interests are excluded from clause (III)(B) of the preceding paragraph (and were not included therein at any time); (3) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness, or any other payment thereon, made in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of (A) Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for Subordinated Indebtedness are excluded from clauses (III)(B) and (III)(C) of the preceding paragraph (and were not included therein at any time) or (B) other Subordinated Indebtedness having no stated maturity for the payment of principal thereof prior to the final stated maturity of the Notes; (4) any Investment to the extent that it is funded with the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of Qualified Equity Interests of the Company; provided, however, that any such net cash proceeds are excluded from clause (III)(B) of the preceding paragraph (and were not included therein at any time); (5) the purchase, redemption or other acquisition, cancellation or retirement for value of Equity Interests, or options, warrants, equity appreciation rights or other rights to purchase or acquire Equity Interests, of the Company or any Restricted Subsidiary, or similar securities, held by officers or employees or former officers or employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates), upon death, disability, retirement or termination of employment, or otherwise held pursuant to any employee equity subscription agreement, stock option agreement or stock ownership arrangement or dividends by the Company to Holdings to effect the same in respect of its Equity Interests held by officers or employees or former officers or employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates), upon death, disability, retirement or termination of employment or otherwise held pursuant to any employee equity subscription agreement, stock option agreement or stock ownership arrangement, not to exceed $2.0 million per fiscal year; provided that if the full $2.0 million is not utilized in any fiscal year, such unutilized portion may be so utilized in any subsequent fiscal year; and provided, further, that in no fiscal year shall such payments exceed $6.0 million; (6) Restricted Payments not to exceed $4.0 million in the aggregate since the Issue Date; (7) payments to Holdings and/or AEA to pay general and administrative expenses of Holdings and/or AEA not to exceed $375,000 in any fiscal year plus actual fees, expenses and indemnity payments incurred by its officers and directors; (8) any purchase or repayment of Subordinated Indebtedness upon a Change of Control or an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only if: (A) in the case of a Change of Control, the Company shall have complied with all of its obligations under Section 4.14 and purchased all the Notes tendered pursuant to the Offer to Purchase required thereby prior to purchasing or repaying such Subordinated Indebtedness or (B) in the case of an Asset Sale, the Company shall have applied the Net Cash Proceeds from such Asset Sale in accordance with Section 4.05; provided that (a) in either case the purchase price (stated as a percentage of principal amount or issue price plus accrued original discount, if less) of such Subordinated Indebtedness shall not be greater than the price (stated as a percentage of principal amount) of the Notes pursuant to any Offer to Purchase and (b) in the case of an Asset Sale, the aggregate amount of such Subordinated Indebtedness that the Company may purchase or repay shall not exceed the amount of Unutilized Net Cash Proceeds, if any, remaining after the Company has purchased all Notes tendered pursuant to such Offer to Purchase; (9) the payment of principal and interest on the Junior Subordinated Notes in accordance with the terms thereof; and (10) payments to Holdings in an amount necessary to permit the payment by Holdings of principal on the Contingent Note in accordance with the terms thereof; provided that (i) the contingency that would give rise to any obligations in respect of the Contingent Note shall have been satisfied in accordance with its terms on or prior to December 31, 2000 and (ii) Holdings immediately uses such amount for such purpose; provided, however, that in the case of each of clauses (2), (3), (5), (7), (8) and (10) no Default shall have occurred and be continuing or would arise therefrom.

     In determining the amount of Restricted Payments permissible under this
Section 4.06, amounts expended pursuant to clauses (1), (5), (6), (8) and (10) of the immediately preceding paragraph shall be included as Restricted Payments and amounts expended pursuant to clauses (2), (3), (4), (7) and (9) shall be excluded. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

SECTION 4.07.  Corporate Existence.

     Except as permitted by Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Company and the Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Restricted Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole and that the loss thereof could not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; provided, further, however, that a determination of the Board of Directors of the Company shall not be required in the event of a merger of one or more Wholly Owned Restricted Subsidiaries of the Company with or into another Wholly Owned Restricted Subsidiary of the Company or another Person, if the surviving Person is a Wholly Owned Restricted Subsidiary of the Company organized under the laws of the United States or a State thereof or of the District of Columbia.

SECTION 4.08.  Payment of Taxes and Other Claims.

     The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Restricted Subsidiary to perform its obligations hereunder and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company or any Restricted Subsidiary except for any Lien permitted to be incurred under Section 4.18, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Restricted Subsidiary to perform its obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.09.  Notice of Defaults.

     (a) In the event that any Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

     (b) Upon becoming aware of any Default or Event of Default, the Company shall promptly, and in any event within 30 days, deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default and what action the Company proposes to take with respect thereto to the extent then determined.

SECTION 4.10.  Maintenance of Properties and Insurance.

     (a) The Company shall cause all material properties owned by or leased to it or any Restricted Subsidiary and used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.10 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of the Restricted Subsidiary concerned, or of an officer (or other agent employed by the Company or of any Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the reasonable conduct of the business of the Company or any Restricted Subsidiary; provided, however, that the foregoing shall not prohibit a sale, transfer or conveyance to a Restricted Subsidiary or any of its properties or assets in compliance with the terms of this Indenture.

     (b) The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with carriers believed to be responsible against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size and owning like properties in the same general geographic areas in which the Company and its Restricted Subsidiaries operate, including property and casualty loss, and workers' compensation insurance except where the failure to do so could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or prospects of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.11.  Compliance Certificate.

     The Company shall deliver to the Trustee within 100 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal year. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.11 shall be for the fiscal year ending December 31, 2000.

SECTION 4.12.  Provision of Financial Information.

     Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) (each, an "Exchange Act Report") or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. If, at any time prior to the consummation of the exchange offer required pursuant to the Registration Rights Agreement when the Company is not subject to such
Section 13(a) or 15(d), the information which would be required in an Exchange Act Report is included in a public filing of the Company under the Securities Act at the applicable Required Filing Date, such public filing shall fulfill the filing requirement with the SEC with respect to the applicable Exchange Act Report. The Company shall also in any event (1) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted (or, prior to the consummation of the exchange offer required pursuant to the Registration Rights Agreement, when the Company is not subject to Section 13(a) or 15(d) of the Exchange Act), information and data of a similar nature, and (2) if, notwithstanding the preceding clause (1), filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. In addition, for so long as any Notes remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.13.  Waiver of Stay, Extension or Usury Laws.

     Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company or such Guarantor from paying all or any portion of the principal of and/or interest, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.14.  Change of Control.

     (a) In the event of the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall notify the Holders of the Notes of such occurrence in the manner prescribed by this Indenture and shall, within 20 days after the Change of Control Date (or, at the Company's option, prior to such Change of Control Date), make an Offer to Purchase all Notes then outstanding, and shall purchase all Notes validly tendered, at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, that any Offer to Purchase made prior to any Change of Control Date shall be made only in the reasonable anticipation of such Change of Control, and provided, further, that the Company shall not purchase any Notes tendered pursuant to such Offer to Purchase if such Change of Control does not occur.

     (b) If a Change of Control occurs which also constitutes an event of default under the Senior Credit Facility, the lenders under the Senior Credit Facility would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the Senior Credit Facility. Accordingly, any claims of such lenders with respect to the assets of the Company will be prior to any claim of the Holders of the Notes with respect to such assets.

     (c) If an Offer to Purchase is made, the Company may not have available funds sufficient to pay for all of the Notes that might be tendered by Holders of Notes seeking to accept the Offer to Purchase. If the Company fails to repurchase all of the Notes tendered for purchase, such failure will constitute an Event of Default under Section 6.01.

     (d) If the Company makes an Offer to Purchase, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Notes are listed, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that, with the passing of time or giving of notice, or both, would constitute an Event of Default.

SECTION 4.15.  Limitation on Layering.

     (1) The Company shall not, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes and expressly rank subordinate in right of payment to any other Indebtedness of the Company; provided, that the foregoing restriction shall not apply to distinctions between categories of Indebtedness that exist solely by reason or Liens of Guaranties arising or created in respect of some but not all such Indebtedness.

     (2) The Company shall not permit any Guarantor to, and no Guarantor shall, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guaranty of such Guarantor and expressly rank subordinate in right of payment to any Guarantor Senior Indebtedness of such Guarantor; provided, that the foregoing restriction shall not apply to distinctions between categories of Indebtedness that exist solely by reason or Liens of Guaranties arising or created in respect of some but not all such Indebtedness.

SECTION 4.16. Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

     The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (A) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary,
(B) make loans or advances to, or guaranty any Indebtedness or other obligations of, the Company or any other Restricted Subsidiary or (C) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (1) the Senior Credit Facility, or any other agreement of the Company or the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the agreement being amended, restated, renewed, replaced or refinanced; (2) applicable law; (3) any instrument of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such instrument was entered into by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); provided, however, that such encumbrances and restrictions are not applicable to any Restricted Subsidiary, or the properties or assets of any Restricted Subsidiary, other than the Acquired Person; (4) customary non-assignment provisions in leases, licenses or contracts; (5) Purchase Money Indebtedness and Capital Lease Obligations for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired; (6) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (6) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with Section 4.05 to the extent applicable thereto; (7) refinancing Indebtedness permitted under clause (9) of the second paragraph of Section 4.04; provided, however, that such encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing; (8) this Indenture; (9) contained in any other indenture governing debt securities that are no more restrictive than those contained in this Indenture; (10) customary restrictions in any instrument governing Indebtedness of a Foreign Subsidiary permitted to be Incurred pursuant to Section 4.04; provided that the aggregate Consolidated EBITDA for the four quarter period of the most recent four consecutive fiscal quarters ending prior to the date such Indebtedness is Incurred of all Foreign Subsidiaries subject to such restrictions shall not exceed 30% of the Consolidated EBITDA for such four quarter period of the Company; provided, further, that Consolidated EBITDA shall be calculated after giving effect on a pro forma basis to any transactions which would require adjustment pursuant to the calculation described under the definition of "Consolidated Coverage Ratio" as if such transaction had occurred on the first day of such four quarter period; or (11) any restriction contained in any security agreement or mortgage securing Indebtedness of any Restricted Subsidiary to the extent such restriction restricts the transfer of the property subject to such security agreement or mortgage.

SECTION 4.17.  Designation of Unrestricted Subsidiaries.

     (a) The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

     (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

     (2) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of
   Section 4.04; and

     (3) assuming the effectiveness of such Designation, the Designation and an Investment (other than a Permitted Investment (except for Investments described in clauses (10) and (11) of the definition of "Permitted Investments")) in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's aggregate Investment in such Subsidiary on such date could be made in compliance with the first paragraph of Section 4.06.

     Neither the Company nor any Restricted Subsidiary shall at any time (A) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (B) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, or (C) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the capital stock of any Unrestricted Subsidiary. All Subsidiaries of Unrestricted Subsidiaries shall be automatically deemed to be Unrestricted Subsidiaries.

     (b) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

     (1) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

     (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

     All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.18.  Limitation on Liens.

     The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Liens (other than Permitted Liens) against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Specified Indebtedness unless contemporaneously therewith effective provision is made, in the case of the Company, to secure the Notes and all other amounts due under this Indenture, and in the case of a Restricted Subsidiary which is a Guarantor, to secure such Restricted Subsidiary's Guaranty of the Notes and all other amounts due under this Indenture, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Guarantor's Guaranty, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien.

SECTION 4.19.  Guaranty of Notes by Restricted Subsidiaries.

     The Company shall cause each Subsidiary, other than a Guarantor, an Unrestricted Subsidiary or a Foreign Subsidiary formed or acquired after the Issue Date, to guarantee all of the Company's Obligations under the Notes and this Indenture on the terms set forth in Article Eleven; provided that Foreign Subsidiaries shall also be required to be Guarantors to the extent such Foreign Subsidiaries guarantee Indebtedness of the Company or of any Subsidiary which is not a Foreign Subsidiary in a principal amount equal to or greater than $25.0 million in the aggregate for all Foreign Subsidiaries; provided, however, that the guarantee of such Subsidiary shall be subordinated in right of payment to all Guarantor Senior Indebtedness of such Subsidiary pursuant to the subordination provisions of Article Twelve.

     The Company shall cause each such Restricted Subsidiary to (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall become a party to this Indenture as a Guarantor and thereby unconditionally guarantee all of the Company's Obligations under the Notes and this Indenture on the terms set forth in Article Eleven and Article Twelve hereof, (ii) execute and deliver to the Trustee a Note Guarantee in accordance with Section 11.06 and (iii) deliver to the Trustee an opinion of counsel that each of such supplemental indenture and Note Guarantee has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary (which opinion may be subject to customary assumptions and qualifications). Thereafter, such Restricted Subsidiary shall (unless released in accordance with the terms of this Indenture) be a Guarantor for all purposes of this Indenture.

SECTION 4.20. Limitation on the Sale or Issuance of Preferred Equity Interests of Restricted Subsidiaries.

     The Company shall not sell any Preferred Equity Interest of a Restricted Subsidiary, and shall not cause or permit any Restricted Subsidiary to issue any of its Preferred Equity Interests or sell any Preferred Equity Interests of another Restricted Subsidiary (other than to the Company or a Wholly Owned Restricted Subsidiary or to the directors as director's qualifying shares to the extent required by applicable law, or if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary).


                                  ARTICLE FIVE

                         MERGERS; SUCCESSOR CORPORATION


SECTION 5.01.  Mergers, Sale of Assets, etc.

     (a) The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other entity and the Company shall not and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's and the Restricted Subsidiaries' properties and assets (determined on a consolidated basis for the Company and the Restricted

Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (1) either (A) the Company shall be the Surviving Person or (B) the Surviving Person (if other than the Company) shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of this Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company; (2) immediately thereafter, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the four quarter period immediately preceding such transaction for which consolidated financial statements of the Company are available, no Default or Event of Default shall have occurred and be continuing; (3) immediately after giving effect to any such transaction including the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the four quarter period immediately preceding such transaction for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of
Section 4.04; and (4) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

     Notwithstanding the foregoing clause (3) of the immediately preceding paragraph, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interests of which constitute all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

     (b) No Guarantor (other than a Guarantor whose Guaranty is to be released in accordance with the terms of its Guaranty and Section 11.03) shall consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Guarantor and whether or not such Guarantor is the Surviving Person, unless (A) the Surviving Person (if other than such Guarantor) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia; (B) the Surviving Person (if other than such Guarantor) expressly assumes by a supplemental indenture all the obligations of such Guarantor under its Guaranty of the Notes and the performance and observance of every covenant of this Indenture and the Registration Rights Agreement to be performed or observed by such Guarantor; (C) at the time of and immediately after such Disposition, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the four quarter period immediately preceding such transaction for which consolidated financial statements of the Company are available, no Default or Event of Default shall have occurred and be continuing; and (D) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

SECTION 5.02.  Successor Corporation Substituted.

     In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01 in which the Company or a Guarantor, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the Obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement or of such Guarantor under its Guaranty, this Indenture and the Registration Rights Agreement, as the case may be, pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company shall be discharged from its Obligations under this Indenture and the Notes or such Guarantor shall be discharged from its Obligations under this Indenture and its Guaranty.


                                   ARTICLE SIX

                              DEFAULT AND REMEDIES


SECTION 6.01.  Events of Default.

     Each of the following shall be an "Event of Default" for purposes of this
Indenture:

     (1) failure to pay principal of (or premium, if any, on) any Note when due (whether or not prohibited by the provisions of Article Eight);

     (2) failure to pay any interest on any Note when due, continued for 30 days or more (whether or not prohibited by the provisions of Article Eight);

     (3) default in the payment of principal of or interest on any Note required to be purchased pursuant to any Offer to Purchase required by this Indenture when due and payable or failure to pay on the Purchase Date the Purchase Price for any
   Note validly tendered pursuant to any Offer to Purchase (whether or not prohibited by the provisions of Article Eight);

     (4) failure to perform or comply with any of the provisions of Section
   5.01;

     (5) failure to perform any other covenant, warranty or agreement of the Company under this Indenture or in the Notes or of the Guarantors under this Indenture or in the Guaranties continued for 30 days or more after written notice to the Company by the Trustee or to the Trustee and the Company by Holders of at least 25% in aggregate principal amount of the outstanding Notes;

     (6) default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Significant Restricted Subsidiaries having an outstanding principal amount of greater than $10.0 million individually or in the aggregate that have resulted in the acceleration of the payment of such Indebtedness or failure by the Company or any of its Significant Restricted Subsidiaries to pay principal when due at the stated maturity of any such Indebtedness;

     (7) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Significant Restricted Subsidiaries in an amount of greater than $10.0 million (net of any amounts covered by reputable and creditworthy insurance companies) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

     (8) the Company or any Significant Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) admits in writing its inability to pay its debts generally as they become due; (ii) commences a voluntary case or proceeding; (iii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iv) consents to the institution of a bankruptcy or insolvency proceeding against it; (v) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (vi) makes a general assignment for the benefit of its creditors, or any of them takes any action to authorize or effect any of the foregoing;

     (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding; (ii) appoints a Custodian of the Company or any Significant Restricted Subsidiary for all or substantially all of its property; or (iii) orders the liquidation of the Company or any Significant Restricted Subsidiary; and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dis-missed on appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured; or

     (10) other than as provided in or pursuant to any Guaranty or this Indenture, any Guaranty ceases to be in full force and effect or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guaranty (other than by reason of a release of such Guarantor from its Guaranty in accordance with the terms of this Indenture and such Guaranty).

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     A Default under clause (5) of this Section 6.01 is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company and the Trustee, of the Default in writing and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested by the Holders of at least 25% in principal amount of the Notes then outstanding. When a Default is cured, it ceases.

SECTION 6.02.  Acceleration.

     If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Company described in clause (8) or (9) of Section 6.01) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by notice in writing to the Trustee and the Company, may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all outstanding Notes to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in this Indenture or the Notes to the contrary, shall become immediately due and payable; provided, however, that so long as the Senior Credit Facility shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default with respect to the Company described in clause (8) or (9) of Section 6.01), the Notes shall not become due and payable until the earlier to occur of (A) five Business Days following delivery of a written notice of such acceleration of the Notes to the agent under the Senior Credit Facility and (B) the acceleration (ipso facto or otherwise) of any Indebtedness under the Senior Credit Facility.

     If an Event of Default with respect to the Company described in clause (8) or (9) of Section 6.01 occurs, the Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

     Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in clause (6) of Section 6.01 shall have occurred and be continuing, such declaration of acceleration of the Notes and such Event of Default shall be automatically annulled and rescinded and be of no further effect if the Indebtedness that is the subject of such Event of Default has been discharged or paid in full or such Event of Default shall have been cured or waived by holders of such Indebtedness and if such Indebtedness or such Event of Default shall have been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness and written notice of such discharge, cure or waiver and rescission, as the case may be, shall have been given to the Trustee within 60 days after such declaration of acceleration in respect of the Notes by the Company or by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders or other evidence satisfactory to the Company of such events is provided to the Trustee and no other Event of Default shall have occurred which has not been cured or waived during such 60-day period.

     After a declaration of acceleration, but before a judgment or decree of the money due in respect of the Notes has been obtained, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if all existing Events of Default (other than the nonpayment of principal of and interest on the Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.  Waiver of Past Default.

     Subject to Sections 2.09, 6.07 and 10.02, prior to the declaration of acceleration of the Notes, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (1), (2) and (3) of Section 6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 10.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 6.04 shall be in lieu of ss. 316(a)(1)(B) of the TIA and such ss. 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

     Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Notes, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.  Control by Majority.

     Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of ss. 316(a)(1)(A) of the TIA, and such ss. 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 6.06.  Limitation on Suits.

     A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

     (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

     (ii) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue a remedy;

     (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (v) during such 60-day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which is inconsistent with the request.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.  Rights of Holders To Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any or interest on a Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.  Collection Suit by Trustee.

     If an Event of Default in payment of principal or interest specified in
Section 6.01(1), (2) or (3) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest overdue on principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  Priorities.

     If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property, subject to applicable law, in the following order:

     First: to the Trustee for amounts due under Section 7.07;

     Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

     Third: to the Company.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement or the payment of the principal or interest on any Notes on or after the respective due dates expressed in the Note.


                                  ARTICLE SEVEN

                                     TRUSTEE


SECTION 7.01. Duties of Trustee.

     (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of a Default:

     (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein; and

     (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

     (c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

     (1) This paragraph does not limit the effect of paragraph (b) of this
   Section 7.01;

     (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.

     Subject to Section 7.01:

     (a) The Trustee may conclusively rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

     (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers other than any liabilities arising out of the gross negligence, bad faith or willful misconduct of the Trustee.

     (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

     (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may reasonably see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

SECTION 7.03. Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, subject to Section 7.10 hereof. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Com-pany's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication and the Statement on Eligibility and Qualification on Form T-1 to be filed in connection with the Registration of the Notes.

SECTION 7.05. Notice of Defaults.

     If a Default or an Event of Default occurs and is continuing and the Trustee knows of such Defaults or Events of Default, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Note or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders. This Section 7.05 shall be in lieu of the proviso to ss. 315(b) of the TIA and such proviso to ss. 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 7.06. Reports by Trustee to Holders.

     If required by TIA ss. 313(a), within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b), (c) and (d).

     A copy of each such report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange, if any, on which the Notes are listed.

     The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or of any delisting thereof.

SECTION 7.07. Compensation and Indemnity.

     The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to
Section 9.01 hereof.

     The Company shall indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence, willful misconduct or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense; provided, however, that the Company's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel.

     The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Notes or the Purchase Price or redemption price of any Notes to be purchased pursuant to an Offer to Purchase or redeemed.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this
Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Nine and any rejection or termination under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee.

     The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing no later than 20 Business Days prior to the proposed date of resignation and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10;

     (b) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

     (c) a custodian or other public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee so long as it meets the requirements of Section 7.10.

SECTION 7.10. Eligibility; Disqualification.

     This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA ss.ss. 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA ss. 310(b), the Trustee and the Company shall comply with the provisions of TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11. Preferential Collection of Claims Against Company.

     The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.


                                  ARTICLE EIGHT

                             SUBORDINATION OF NOTES


SECTION 8.01. Notes Subordinated to Senior Indebtedness.

     The Company covenants and agrees, and the Trustee and each Holder of the Notes by his acceptance thereof likewise covenant and agree, that all Notes shall be issued subject to the provisions of this Article Eight; and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Notes by the Company shall, to the extent and in the manner set forth in this Article Eight, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Senior Indebtedness.

SECTION 8.02. No Payment on Notes in Certain Circumstances.

     (a) No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any payment from funds held in trust for the benefit of the Holders pursuant to Article Nine (a "Defeasance Trust Payment")) by or on behalf of the Company or any Subsidiary of the Company of principal of, premium, if any, or interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to an Offer to Purchase or otherwise, will be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice") from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of the holders of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) will be made by or on behalf of the Company or any Subsidiary of the Company of principal of, premium, if any, or interest on the Notes, to such Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter.

     Notwithstanding anything in the subordination provisions of this Indenture or the Notes to the contrary, (1) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (2) there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect and (3) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment Blockage Period had knowledge of such existing or con-tinuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

     (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 8.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Designated Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Designated Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Designated Senior Indebtedness that such prohibited payment has been made, the holders of the Designated Senior Indebtedness (or their representative or representatives or a trustee or trustees) notify the Trustee in writing of the amounts then due and owing on the Designated Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Designated Senior Indebtedness.

SECTION 8.03. Payment Over of Proceeds upon Dissolution, etc.

     (a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding Defeasance Trust Payment), upon any dissolution or winding-up or total liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of, premium, if any, or interest on the Notes, or any payment by the Company to acquire any of the Notes for cash, property or securities, or any distribution by the Company with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment). Before any payment may be made by, or on behalf of, the Company of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

     (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), shall be received by the Trustee or any Holder of Notes at a time when such payment or distribution is prohibited by
Section 8.03(a) and before all obligations in respect of Senior Indebtedness are paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

     The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 8.03 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 8.04. Subrogation.

     Upon the payment in full in cash of all Senior Indebtedness, or provision for payment, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of and interest on the Notes shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article Eight, and no payment over pursuant to the provisions of this Article Eight to the holders of Senior Indebtedness by Holders of the Notes or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Eight are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

     If any payment or distribution to which the Holders of the Notes would otherwise have been entitled but for the provisions of this Article Eight shall have been applied, pursuant to the provisions of this Article Eight, to the payment of all amounts payable under Senior Indebtedness, then and in such case, the Holders of the Notes shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full in cash of such Senior Indebtedness.

SECTION 8.05. Obligations of Company Unconditional.

     Nothing contained in this Article Eight or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eight of the holders of the Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     Without limiting the generality of the foregoing, nothing contained in this Article Eight shall restrict the right of the Trustee or the Holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable shall first be paid in full in cash before the Holders of the Notes or the Trustee are entitled to receive any direct or indirect payment from the Company of principal of or interest on the Notes.

SECTION 8.06. Notice to Trustee.

     The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Eight. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 8.06 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 8.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 8.03. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

     In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eight, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eight, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 8.07. Reliance on Judicial Order or Certificate of Liquidating Agent.

     Upon any payment or distribution of assets or securities referred to in this Article Eight, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eight.

SECTION 8.08. Trustee's Relation to Senior Indebtedness.

     The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Eight with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eight, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Section 8.03(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Eight or otherwise.

SECTION 8.09. Subordination Rights Not Impaired by Acts or Omissions of the
              Company or Holders of Senior Indebtedness.

     No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Eight are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

SECTION 8.10. Holders Authorize Trustee To Effectuate Subordination of Notes.

     Each Holder of Notes by his acceptance of such Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eight, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the filing of a claim for the unpaid balance of its or his Notes in the form required in those proceedings.

SECTION 8.11. This Article Not To Prevent Events of Default.

     The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Eight shall not be construed as preventing the occurrence of an Event of Default specified in clauses (1), (2) or (3) of Section 6.01.

SECTION 8.12. Trustee's Compensation Not Prejudiced.

     Nothing in this Article Eight shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 8.13. No Waiver of Subordination Provisions.

     Without in any way limiting the generality of Section 8.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Eight or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

SECTION 8.14. Subordination Provisions Not Applicable to Money Held in Trust for
              Holders; Payments May Be Paid Prior to Dissolution.

     All money and United States Government Obligations deposited in trust with the Trustee pursuant to and in accordance with Article Nine shall be for the sole benefit of the Holders and shall not be subject to this Article Eight.

     Nothing contained in this Article Eight or elsewhere in this Indenture shall prevent (i) the Company, except under the conditions described in Section 8.02, from making payments of principal of and interest on the Notes or from depositing with the Trustee any moneys for such pay ments or from effecting a termination of the Company's and the Guarantors' obligations under the Notes and this Indenture as provided in Article Nine, or
(ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 8.02(b) or in Section 8.06. The Company shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

SECTION 8.15. Acceleration of Notes.

     If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of the Senior Indebtedness of the acceleration.


                                  ARTICLE NINE

                             DISCHARGE OF INDENTURE


SECTION 9.01. Termination of Company's Obligations.

     Subject to the provisions of Article Eight, this Indenture will be discharged and the Company's and the Guarantors' substantive obligations in respect of the Notes will cease when either: (1)(A) all Notes theretofor authenticated and delivered have been delivered to the Trustee for cancellation or (B) all Notes not theretofor delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company; and
(2) the Company has deposited or caused to be deposited with the Trustee, in trust for the benefit of the holders of the Notes, all sums payable by it on account of principal of, premium, if any, and interest on all Notes (except lost, stolen or destroyed Notes which have been replaced or paid) or otherwise, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at the Stated Maturity or redemption date, as the case may be by delivering all outstanding Notes to the Trustee for cancellation and paying all sums payable by it on account of principal of and interest on all Notes or otherwise. In addition to the foregoing, subject to the provisions of Article Eight with respect to the creation of the defeasance trust provided for in the following clause (1), the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(8) or (9), occurs at any time on or prior to the 91st calendar day after the date of the Company deposits with the Trustee all sums payable by it on account of principal of, premium, if any, and interest on all Notes or otherwise (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Indebtedness would result therefrom, terminate its and the Guarantors' substantive obligations in respect of Article Four (other than Sections 4.01, 4.02, 4.07, 4.09 and 4.11) and Article Five hereof and any Event of Default specified in Section 6.01 (4) or (5) by (1) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient to pay all remaining Indebtedness on the Notes, (2) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations and (3) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein. In addition, subject to the provisions of Article Eight with respect to the creation of the defeasance trust provided for in the following clause (1), the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(8) or (9), occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) and provided that no default under any Senior Indebtedness would arise therefrom, terminate all of its and the Guarantors' substantive obligations in respect of the Notes (including its obligations to pay the principal of and interest on the Notes and the Guarantors' Guaranty thereof) by (1) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient to pay all remaining Indebtedness on the Notes, (2) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel addressed to the Trustee based upon such a ruling or based on a change in the applicable Federal tax law since the date of this Indenture to such effect and (3) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein.

     Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.12, 2.13 and 4.01 (but not
with respect to termination of substantive obligations pursuant to the third sentence of the foregoing paragraph), 4.02, 7.07, 7.08, 9.03 and 9.04 shall survive until the Notes are no longer outstanding. Thereafter the Company's obligations in Sections 7.07, 9.03 and 9.04 shall survive.

     After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes and this Indenture except for those surviving obligations specified above.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to this Section 9.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 9.02. Application of Trust Money.

     The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 9.01, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Notes.

SECTION 9.03. Repayment to Company.

     Subject to Sections 7.07 and 9.01, the Trustee shall promptly pay to the Company upon written request any excess money held by it at any time. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 9.04. Reinstatement.

     If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
9.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Section 9.01; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or United States Government Obligations held by the Trustee.

                                   ARTICLE TEN

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS


SECTION 10.01. Without Consent of Holders.

     The Company and the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

     (a) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not adversely affect the rights of any Holder;

     (b) to effect the assumption by a successor Person of all obligations of the Company under the Notes and his Indenture in connection with any transaction complying with Article Five of this Indenture;

     (c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

     (e) to make any change that would provide any additional benefit or rights to the Holders;

     (f) to make any other change that does not adversely affect the rights of any Holder under this Indenture;

     (g) to evidence the succession of another Person to any Guarantor and the assumption by any such successor of the covenants of such Guarantor herein and in the Guaranty in connection with any transaction complying with Article Five of this Indenture;

     (h) to add to the covenants of the Company or the Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Guarantor;

     (i) to secure the Notes pursuant to the requirements of Section 4.18 or otherwise; or

     (j) to reflect the release of a Guarantor from its obligations with respect to its Guaranty in accordance with the provisions of Section 11.03 and to add a Guarantor pursuant to the requirements of Section 4.19;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 10.02. With Consent of Holders.

     Subject to Section 6.07, the Company and the Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to Section 6.07, the Holders of a majority in principal amount of the outstanding Notes may waive compliance by the Company or any Guarantor with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

     (a) change the maturity of the principal of or any installment of interest on any such Note or alter the optional redemption or repurchase provisions of any such Note or this Indenture in a manner materially adverse to the Holders of the Notes;

     (b) reduce the principal amount (or the premium) of any such Note;

     (c) reduce the rate of or extend the time for payment of interest on any such Note;

     (d) change the currency of payment of principal of (or premium) or interest on any such Note;

     (e) impair the right of the Holders of Notes to institute suit for the enforcement of any payment on or with respect to any such Note or any Guaranty in respect thereof;

     (f) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of this Indenture or the Notes or for waiver of any Default in respect thereof;

     (g) waive a Default in the payment of the principal of, interest on, or redemption payment with respect to, the Notes (except a rescission of acceleration of the

   Notes by the Holders as provided in Section 6.02 and a waiver of the payment default that resulted from such acceleration);

     (h) modify the ranking or priority of any Note or the Guaranty in respect thereof of any Guarantor or modify the definition of Senior Indebtedness or Guarantor Senior Indebtedness or amend or modify any of the provisions of Article Eight or Article Twelve in any manner adverse to the Holders of the Notes;

     (i) modify the provisions of any covenant (or the related definitions) in the Indenture requiring the Company to make an Offer to Purchase following an event or circumstance which may give rise to the requirement to make an Offer to Purchase in a manner materially adverse tot he Holders of the Notes affected thereby otherwise than in accordance with the Indenture; or

     (j) release any Guarantor from any of its obligations under its Guaranty or this Indenture otherwise than in accordance with this Indenture.

     An amendment under this Section 10.02 may not make any change under Article Eight or Article Twelve hereof that adversely affects in any material respect the rights of any holder of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, then outstanding unless the holders of such Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, (or any representative thereof authorized to give a consent) shall have consented to such change.

     It shall not be necessary for the consent of the Holders under this Section
10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 10.03. Compliance with Trust Indenture Act.

     Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 10.04. Revocation and Effect of Consents.

     Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders of Notes at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Notes after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through
(j) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 10.05. Notation on or Exchange of Notes.

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06. Trustee To Sign Amendments, etc.

     The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company and the Guarantors, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.


                                 ARTICLE ELEVEN

                                    GUARANTY


SECTION 11.01. Unconditional Guaranty.

     Each Guarantor hereby unconditionally, jointly and severally, guarantees (each, a "Guaranty" or "Note Guarantee") to each Holder of a Note authenticated by the Trustee and to the Trustee and its successors and assigns that: the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and interest on any overdue interest on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; subject, however, to the limitations set forth in Section 11.04. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guaranty will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture, and this Guaranty. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purpose of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forth become due and payable by each Guarantor for the purpose of this Guaranty.

SECTION 11.02. Severability.

     In case any provision of this Guaranty shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03. Release of a Guarantor.

     If the Notes are defeased in accordance with the terms of this Indenture, or if Section 5.01(b) is complied with, or if, subject to the requirements of
Section 5.01(a), all or substantially all of the assets of any Guarantor or all of the Equity Interests of any Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Sale and (x) the Net Cash Proceeds from such Asset Sale are used in accordance with Section
4.05 or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with Section 4.05 and within the time limits specified by Section 4.05, then each Guarantor (in the case of defeasance) or such Guarantor (in the case of compliance with Section 5.01(b) or in the event of a sale or other disposition of all of the Equity Interests of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged from all obligations under this Article Eleven without any further action required on the part of the Trustee or any Holder. The Trustee shall, at the sole cost and expense of the Company and upon receipt at the reasonable request of the Trustee of an Opinion of Counsel that the provisions of this
Section 11.03 have been complied with, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section
11.03. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Notes and the other obligations of the Company hereunder as provided in this Article Eleven.

     Any Guarantor that is designated an Unrestricted Subsidiary pursuant to and in accordance with Section 4.17 shall upon such Designation be released and discharged of its Guaranty obligations in respect of this Indenture and the Notes and any Unrestricted Subsidiary (other than a Foreign Subsidiary) whose Designation is revoked pursuant to Section 4.17 will be required to become a Guarantor in accordance with Section 4.19.

SECTION 11.04. Limitation of Guarantor's Liability.

     Each Guarantor, and by its acceptance hereof each Holder and the Trustee, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guaranty not constitute a fraudulent transfer or conveyance for purposes of title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state or other applicable law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Guaranty shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including any Senior Indebtedness incurred after the Issue Date) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guaranty or pursuant to Section 11.05, result in the obligations of such Guarantor under its Guaranty not constituting such a fraudulent transfer or conveyance.

SECTION 11.05. Contribution.

     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guaranty, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount, based on the net assets of each Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 11.04, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guaranty.

SECTION 11.06. Execution of Note Guarantee.

     To further evidence their Guaranty to the Holders, each of the Guarantors hereby agree to execute a Note Guarantee to be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guaranty set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a Note Guarantee. Each such Note Guarantee shall be signed on behalf of each Guarantor by its Chairman of the Board, its President or one of its Vice Presidents prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Note Guarantee on behalf of such Guarantor. Such signature upon the Note Guarantee may be manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Note Guarantee, and in case such officer who shall have signed the Note Guarantee shall cease to be such officer before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Note Guarantee had not ceased to be such officer of such Guarantor.

SECTION 11.07. Subordination of Subrogation and Other Rights.

     Each Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of such Guarantor's obligations under its Guaranty or this Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of such Guarantor shall be made before, the payment in full in cash of all outstanding Notes in accordance with the provisions provided therefor in this Indenture.


                                 ARTICLE TWELVE

                            SUBORDINATION OF GUARANTY


SECTION 12.01. Guaranty Obligations Subordinated to Guarantor Senior
               Indebtedness.

     Each Guarantor covenants and agrees, and the Trustee and each Holder of the Notes by his acceptance thereof likewise covenant and agree, that the Guaranty of such Guarantor shall be issued subject to the provisions of this Article Twelve; and each person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that all payments of the principal of and interest on the Notes pursuant to the Guaranty made by or on behalf of any Guarantor shall, to the extent and in the manner set forth in this Article Twelve, be subordinated and junior in right of payment to the prior payment in full in cash of all amounts payable under Guarantor Senior Indebtedness of such Guarantor.

SECTION 12.02. Payment Over of Proceeds upon Dissolution, etc.

     (a) Upon any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), upon any dissolution or winding-up or total liquidation or reorganization of such Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Guarantor Senior Indebtedness of such Guarantor shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by such Guarantor of the principal of, premium, if any, or interest on the Notes pursuant to such Guarantor's Guaranty, or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities). Before any payment may be made by, or on behalf of, any Guarantor of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of this Indenture, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Guarantor Senior Indebtedness of such Guarantor (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Guarantor Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

     (b) In the event that, notwithstanding the foregoing provision prohibiting such payment or distribution, any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities), shall be received by the Trustee or any Holder of Notes at a time when such payment or distribution is prohibited by Section 12.02(a) and before all obligations in respect of the Guarantor Senior Indebtedness of such Guarantor are paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Guarantor Senior Indebtedness held by such holders) or their respective representatives, or to the trustee or trustees or agent or agents under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Guarantor Senior Indebtedness remaining unpaid until all such Guarantor Senior Indebtedness has been paid in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

     The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another corporation or the liquidation or dissolution of any Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Five shall not be deemed a dis-solution, winding-up, liquidation or reorganization for the purposes of this
Section 12.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Five.

SECTION 12.03. Subrogation.

     Upon the payment in full in cash of all Guarantor Senior Indebtedness of a Guarantor, or provision for payment, the Holders of the Notes shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of such Guarantor made on such Guarantor Senior Indebtedness until the principal of and interest on the Notes shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article Twelve, and no payment over pursuant to the provisions of this Article Twelve to the holders of such Guarantor Senior Indebtedness by Holders of the Notes or the Trustee on their behalf shall, as between such Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Guarantor Senior Indebtedness of each Guarantor, on the other hand.

     If any payment or distribution to which the Holders of the Notes would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders of the Notes shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount required to make payment in full in cash of such Guarantor Senior Indebtedness.

SECTION 12.04. Obligations of Guarantors Unconditional.

     Subject to Sections 11.04 and 8.02, nothing contained in this Article Twelve or elsewhere in this Indenture or in the Notes or the Guaranties is intended to or shall impair, as among each of the Guarantors and the Holders of the Notes, the obligation of each Guarantor, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Guaranty of such Guarantor, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of any Guarantor other than the holders of Guarantor Senior Indebtedness of such Guarantor, nor shall anything herein or therein prevent the

Holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of any Guarantor received upon the exercise of any such remedy.

     Without limiting the generality of the foregoing, nothing contained in this Article Twelve shall restrict the right of the Trustee or the Holders of Notes to take any action to declare the Notes to be due and payable prior to their stated maturity pursuant to Section 6.01 or to pursue any rights or remedies hereunder; provided, however, that all Guarantor Senior Indebtedness of any Guarantor then due and payable shall first be paid in full in cash before the Holders of the Notes or the Trustee are entitled to receive any direct or indirect payment from such Guarantor of principal of or interest on the Notes pursuant to such Guarantor's Guaranty.

SECTION 12.05. Notice to Trustee.

     The Company shall give prompt written notice to the Trustee of any fact known to the Company or any Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Twelve. The Trustee shall not be charged with knowledge of the existence of any event of default with respect to any Guarantor Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company or such Guarantor, or by a holder of Guarantor Senior Indebtedness or trustee or agent therefor; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.05 at least two Business Days prior to the date upon which by the terms of this Indenture any moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any moneys from any Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section 12.05 shall limit the right of the holders of Guarantor Senior Indebtedness to recover payments as contemplated by Section
12.02. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder.

     In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 12.06. Reliance on Judicial Order or Certificate of Liquidating Agent.

     Upon any payment or distribution of assets or securities of a Guarantor referred to in this Article Twelve, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.07. Trustee's Relation to Guarantor Senior Indebtedness.

     The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

     With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness (except as provided in Section 12.02(b)). The Trustee shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.

SECTION 12.08. Subordination Rights Not Impaired by Acts or Omissions of the
               Guarantors or Holders of Guarantor Senior Indebtedness.

     No right of any present or future holders of any Guarantor Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. The provisions of this Article Twelve are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness.

SECTION 12.09. Holders Authorize Trustee To Effectuate Subordination of
               Guaranty.

     Each Holder of Notes by his acceptance of such Notes authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, total liquidation or reorganization of any Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Guarantor, the filing of a claim for the unpaid balance of its or his Notes in the form required in those proceedings.

SECTION 12.10. This Article Not To Prevent Events of Default.

     The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of an Event of Default specified in clauses (1),
(2) or (3) of Section 6.01.

SECTION 12.11. Trustee's Compensation Not Prejudiced.

     Nothing in this Article Twelve shall apply to amounts due to the Trustee pursuant to other sections in this Indenture.

SECTION 12.12. No Waiver of Guaranty Subordination Provisions.

     Without in any way limiting the generality of Section 12.08, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Notes to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or secured;
(b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (c) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (d) exercise or refrain from exercising any rights against any Guarantor and any other Person.

SECTION 12.13. Payments May Be Paid Prior to Dissolution.

     Nothing contained in this Article Twelve or elsewhere in this Indenture shall prevent (i) a Guarantor, except under the conditions described in Section 12.02, from making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of and interest on the Notes, to the holders entitled thereto unless at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 12.06. The Guarantors shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Guarantor.


                                ARTICLE THIRTEEN

                                  MISCELLANEOUS


SECTION 13.01. Trust Indenture Act Controls.

     This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

     The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.02. Notices.

     Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

                  if to the Company or to the Guarantors:

                           Sovereign Specialty Chemicals, Inc.
                           225 West Washington Street
                           Suite 2200
                           Chicago, Illinois  60606

                           Attention:    John R. Mellett

                           Facsimile:    (312) 419-4034
                           Telephone:    (312) 419-4035

                  with a copy to:

                           SSCI Investors LLC
                           c/o AEA Investors Inc.
                           65 East 55th Street, 27th Floor
                           New York, New York  10022

                           Attention:  Christine J. Smith

                           Facsimile:    (212) 702-0518
                           Telephone:    (212) 702-0513

                                          and

                           Fried, Frank, Harris, Shriver & Jacobson
                           One New York Plaza
                           New York, New York  10004

                           Attention:    John M. Bibona, Esq.

                           Facsimile:    (212) 859-8585
                           Telephone:    (212) 859-8000
                  if to the Trustee:

                           The Bank of New York
                           101 Barclay Street, Floor 21 West
                           New York, New York  10286

                           Attention:    Corporate Trust Administration

                           Facsimile:    (212) 815-5915
                           Telephone:    (212) 815-5783

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA ss. 310(b), TIA ss. 313(c), TIA ss. 314(a) and TIA ss. 315(b), shall be mailed to him at his address as set forth on the Note Register and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA ss. 313(c).

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03. Communications by Holders with Other Holders.

     Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

     (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (1) a statement that the person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06. Rules by Trustee, Paying Agent, Registrar.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07. Governing Law.

     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 13.08. No Recourse Against Others.

     A director, officer, employee, incorporator or stockholder, as such, of the Company, any Guarantor or any of its Affiliates shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guaranty of such Guarantor or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Notes and the Guaranties.

SECTION 13.09. Successors.

     All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of each Guarantor in this Indenture and such Guarantor's Guaranty shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.10. Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.11. Severability.

     In case any provision in this Indenture, in the Notes or in the Guaranty shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 13.12. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13. Legal Holidays.

     If a payment date is not a Business Day or not a business day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.


                            [Signature Pages Follow]

                                   SIGNATURES


     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                SOVEREIGN SPECIALTY CHEMICALS, INC.


                                By:    /s/Robert B. Covalt
                                       ----------------------------------------
                                       Name:    Robert B. Covalt
                                       Title:   Chairman, President and
                                                Chief Executive Officer


                                PIERCE & STEVENS CORP.,
                                     as Guarantor


                                By:    /s/Robert B. Covalt
                                       ----------------------------------------
                                       Name:    Robert B. Covalt
                                       Title:   Chairman


                                SIA ADHESIVES, INC.,
                                     as Guarantor


                                By:    /s/Robert B. Covalt
                                       ----------------------------------------
                                       Name:    Robert B. Covalt
                                       Title:   Chairman


                                OSI SEALANTS, INC.,
                                     as Guarantor


                                By:    /s/Robert B. Covalt
                                       ----------------------------------------
                                       Name:    Robert B. Covalt
                                       Title:   Chairman


                                TANNER CHEMICALS, INC.,
                                     as Guarantor


                                By:    /s/Robert B. Covalt
                                       ----------------------------------------
                                       Name:    Robert B. Covalt
                                       Title:   Chairman

                                THE BANK OF NEW YORK,
                                    as Trustee

                                By:    /s/Mary La Gumina
                                       ----------------------------------------
                                       Name:    Mary La Gumina
                                       Title:   Assistant Vice President

                                                                      EXHIBIT A


THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT), OR (B) IT IS NOT A U.S. PERSON AND IS AQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH EITHER THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE OR ANY PREDECESSOR OF THIS NOTE AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE SOVEREIGN SPECIALTY CHEMICALS, INC. OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING IN THE INDENTURE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO

THE TRUSTEE. AS USED HEREIN, THE TERMS "U.S. PERSON" AND "OFFSHORE TRANSACTION" SHALL HAVE THE MEANINGS ASSIGNED TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                       SOVEREIGN SPECIALTY CHEMICALS, INC.
                        11 7/8% Senior Subordinated Note
                          due March 15, 2010, Series A

                                                               CUSIP No.: [    ]

No. [ ]                                                                  $[    ]

     SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "Company," which term includes any successor corporation), for value received, promises to
pay to CEDE & CO. or registered assigns the principal sum of [        ] DOLLARS,
on March 15, 2010.

     Interest Payment Dates: March 15 and September 15, commencing on September 15, 2000.

     Interest Record Dates: March 1 and September 1

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                  SOVEREIGN SPECIALTY CHEMICALS, INC.


                                  By:
                                     -------------------------------------
                                        Name:
                                       Title:


                                  By:
                                     -------------------------------------
                                        Name:
                                       Title:

Dated:[      ]

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the 11 7/8% Senior Subordinated Notes due March 15, 2010, Series A, described in the within-mentioned Indenture.

Dated:[      ]
                                THE BANK OF NEW YORK,
                                   as Trustee


                                By:
                                   -----------------------------------
                                    Authorized Signatory

                                (REVERSE OF NOTE)

                       SOVEREIGN SPECIALTY CHEMICALS, INC.


                        11 7/8% Senior Subordinated Note
                          due March 15, 2010, Series A


1. Interest.

     SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 29, 2000. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing September 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Notes

2. Method of Payment.

     The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3. Paying Agent and Registrar.

     Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

4. Indenture and Guarantees.

     The Company issued the Notes under an Indenture, dated as of March 29, 2000 (the "Indenture"), by and among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Notes of the Company designated as its 11 7/8% Senior Subordinated Notes due 2010, Series A (the "Initial Notes"). Initial Notes in an aggregate principal amount of $150,000,000 are being issued on March 29, 2000. Additional Notes may be issued subject to Section 4.04 of the Indenture. The Notes are limited (except as provided in the Indenture) to an aggregate principal amount of $200,000,000. The Notes include the Initial Notes, the Private Exchange Notes (as defined in the Indenture), the Unrestricted Notes (as defined below) issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement and any Additional Notes. The Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company. The Notes are subordinated in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in the Indenture. Each Holder of a Note, by accepting a Note, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

     Payment on the Notes is guaranteed (each, a "Guaranty"), on a senior subordinated basis, jointly and severally, by each Restricted Subsidiary (other than Foreign Subsidiaries) of the Company existing on the Issue Date (each, a "Guarantor") pursuant to Article Eleven and Article Twelve of the Indenture. In addition, the Indenture requires the Company to cause each Subsidiary other than an existing Guarantor, an Unrestricted Subsidiary or a Foreign Subsidiary formed or acquired after the Issue Date to become a party to the Indenture as a Guarantor and guarantee payment on the Notes pursuant to Article Eleven and Article Twelve of the Indenture; provided that Foreign Subsidiaries shall also be required to be Guarantors to the extent such Foreign Subsidiaries guarantee Indebtedness of the Company or of any Subsidiary which is not a Foreign Subsidiary in a principal amount equal to or greater than $25.0 million in the aggregate for all Foreign Subsidiaries. In certain circumstances, the Guaranties may be released.

5. Optional Redemption.

     The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2005, at the redemption prices (expressed as a percent age of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

                                              REDEMPTION
                       YEAR                     PRICE
          -----------------------------       ----------
          2005                                 105.938%
          2006                                 103.958%
          2007                                 101.979%
          2008 and thereafter                  100.000%

6. Optional Redemption upon Equity Offerings.

     In addition, at any time and from time to time on or prior to March 15, 2003, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to the original issuance of Additional Notes, if any) with the net cash proceeds of one or more Equity Offerings by the Company, at a redemption price in cash equal to 111.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% original aggregate principal amount of the Notes (calculated after giving effect to the original issuance of Additional Notes, if any) must remain outstanding immediately after giving effect to each such redemption (excluding any Notes held by the Company or any of its Affiliates). Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Equity Offering of the Company.

7. Notice of Redemption.

     Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Notes that have denominations equal to or larger than $1,000 principal amount. Notes and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

     If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Notes funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

8. Change of Control Offer.

     In the event of the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall, within 20 days after the Change of Control Date (or, at the Company's option, prior to such Change of Control Date), make an Offer to Purchase all Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment
Date); provided, that any Offer to Purchase made prior to any Change of Control Date shall be made only in the reasonable anticipation of such Change of Control, and provided, further, that the Company shall not purchase any Notes tendered pursuant to such Offer to Purchase if such Change of Control does not occur.

9. Limitation on Disposition of Assets.

     The Company is, subject to certain conditions, obligated to make an Offer to Purchase Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the Interest Relevant Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

10. Denominations; Transfer; Exchange.

     The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any Note being redeemed in part.

11. Persons Deemed Owners.

     The registered Holder of a Note shall be treated as the owner of it for all purposes.

12. Unclaimed Funds.

     If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written re-quest. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13. Legal Defeasance and Covenant Defeasance.

     The Company and the Guarantors may be discharged from their obligations under the Indenture, the Notes and the Guaranties, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Notes and the Guaranties, in each case upon satisfaction of certain conditions specified in the Indenture.

14. Amendment; Supplement; Waiver.

     Subject to certain exceptions, the Indenture, the Notes and the Guaranties may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guaranties to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Note.

15. Restrictive Covenants.

     The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or certain other related persons or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must report annually to the Trustee on compliance with such limitations.

16. Defaults and Remedies.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Guaranties except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Notes or the Guaranties unless it has received indemnity satisfactory to it. The Indenture permits, sub-ject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17. Trustee Dealings with Company.

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee, subject to certain exceptions.

18. No Recourse Against Others.

     No stockholder, director, officer, employee or incorporator, as such, of the Company or any Guarantor shall have any liability for any obligation of the Company or any Guarantor under the Notes, the Guaranty of such Guarantor or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guaranties.

19. Authentication.

     This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

20. Abbreviations and Defined Terms.

     Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

21. CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

22. Registration Rights.

     Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the

Holder of this Note shall have the right to exchange this Note for an 11 7/8% Senior Subordinated Note due 2010, Series B, of the Company (an "Unrestricted Note") which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Notes except (x) for the transfer restrictions relating to the Notes, (y) the provisions relating to an increase in the rate of interest discussed in the following sentence and (z) interest thereon will accrue from the last date interest was paid on the Notes or, if no interest has been paid, from the Issue Date. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

23. Governing Law.

     The laws of the State of New York shall govern the Indenture, this Note and any Guaranty thereof without regard to principles of conflicts of laws.

                             [FORM OF NOTE GUARANTY]

                          SENIOR SUBORDINATED GUARANTY

     The Guarantor (as defined in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such guaranty by the Guarantor being referred to herein as the "Guaranty") the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

     The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Guaranty and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor, to the extent and in the manner provided in Article Eleven and Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guaranty therein made.

     This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     This Note Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

     This Note Guarantee is subject to release upon the terms set forth in the Indenture.

                                PIERCE & STEVENS CORP.


                                By:
                                   ---------------------------------------
                                      Name:
                                      Title:

                                SIA ADHESIVES, INC.


                                By:
                                   ---------------------------------------
                                      Name:
                                     Title:


                                OSI SEALANTS, INC.


                                By:
                                   ---------------------------------------
                                      Name:
                                     Title:


                                TANNER CHEMICALS, INC.


                                By:
                                   ---------------------------------------
                                      Name:
                                     Title:

                                 ASSIGNMENT FORM


I or we assign and transfer this Note to


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)


--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:                                     Signed:
      --------------------------           ------------------------------------

                                             (Signed exactly as name appears
                                             on the other side of this Note)

Signature Guarantee:

-------------------------
                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.05 or Section 4.14 of the Indenture, check the appropriate box:

Section 4.05 [      ]
Section 4.14 [      ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, state the amount: $_____________

Dated:                             Your Signature:
      --------------------                        ---------------------------
                                                 (Signed exactly as name appears
                                                 on the other side of this Note)

Signature Guarantee:

-------------------


                               SIGNATURE GUARANTEE


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B


                             [FORM OF SERIES B NOTE]

                       SOVEREIGN SPECIALTY CHEMICALS, INC.
                        11 7/8% Senior Subordinated Note
                          due March 15, 2010, Series B

                                                               CUSIP No.: [    ]

No. [  ]                                                                 $[    ]

     SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "Company," which term includes any successor corporation), for value received, promises to
pay to CEDE & CO. or registered assigns the principal sum of [        ] DOLLARS,
on March 15, 2010.

     Interest Payment Dates: March 15 and September 15, commencing on September 15, 2000.

     Interest Record Dates: March 1 and September 1

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                SOVEREIGN SPECIALTY CHEMICALS, INC.


                                By:
                                   -----------------------------------
                                     Name:
                                     Title:


                                By:
                                   -----------------------------------
                                      Name:
                                     Title:

Dated:[    ]

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the 11 7/8% Senior Subordinated Notes due March 15, 2010, Series B, described in the within-mentioned Indenture.

Dated: [       ]
                                THE BANK OF NEW YORK,
                                   as Trustee


                                By:
                                   --------------------------------------
                                       Authorized Signatory

                                (REVERSE OF NOTE)

                       SOVEREIGN SPECIALTY CHEMICALS, INC.


                        11 7/8% Senior Subordinated Note
                          due March 15, 2010, Series B


1. Interest.

     SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 29, 2000. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing September 15, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue principal from time to time on demand and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by the Notes

2. Method of Payment.

     The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3. Paying Agent and Registrar.

     Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar.

4. Indenture and Guarantees.

     The Company issued the Notes under an Indenture, dated as of March 29, 2000 (the "Indenture"), by and among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Note is one of a duly authorized issue of Notes of the Company designated as its 11 7/8% Senior Subordinated Notes due 2010, Series B (the "Unrestricted Notes"). Unrestricted Notes in an aggregate principal amount of $[ ] are being issued in the Exchange Offer in exchange for Initial Notes. Additional Notes may be issued subject to Section 4.04 of the Indenture. The Notes are limited (except as permitted in the Indenture) to an aggregate principal amount of $200,000,000. The Notes include the 11 7/8% Senior Subordinated Notes due 2010, Series A (the "Initial Notes"), the Private Exchange Notes (as defined in the Indenture), the Unrestricted Notes and the Additional Notes. The Notes are treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured obligations of the Company. The Notes are subordinated in right of payment to all Senior Indebtedness of the Company to the extent and in the manner provided in the Indenture. Each Holder of a Note, by accepting a Note, agrees to such subordination, authorizes the Trustee to give effect to such subordination and appoints the Trustee as attorney-in-fact for such purpose.

     Payment on the Notes is guaranteed (each, a "Guaranty"), on a senior subordinated basis, jointly and severally, by each Restricted Subsidiary (other than Foreign Subsidiaries) of the Company existing on the Issue Date (each, a "Guarantor") pursuant to Article Eleven and Article Twelve of the Indenture. In addition, the Indenture requires the Company to cause each Subsidiary other than an existing Guarantor, an Unrestricted Subsidiary or a Foreign Subsidiary formed or acquired after the Issue Date to become a party to the Indenture as a Guarantor and guarantee payment on the Notes pursuant to Article Eleven and Article Twelve of the Indenture; provided that Foreign Subsidiaries shall also be required to be Guarantors to the extent such Foreign Subsidiaries guarantee Indebtedness of the Company or of any Subsidiary which is not a Foreign Subsidiary in a principal amount equal to or greater than $25.0 million in the aggregate for all Foreign Subsidiaries. In certain circumstances, the Guaranties may be released.

5. Optional Redemption.

     The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2005, at the redemption prices (expressed as a percent-age of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

                                                       REDEMPTION
                        YEAR                             PRICE
           -----------------------------               ---------
           2005                                         105.938%
           2006                                         103.958%
           2007                                         101.979%
           2008 and thereafter                          100.000%

6. Optional Redemption upon Equity Offerings.

     In addition, at any time and from time to time on or prior to March 15, 2003, the Company may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to original issuance of Additional Notes, if any) with the net cash proceeds of one or more Equity Offerings by the Company, at a redemption price in cash equal to 111.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% original aggregate principal amount of the Notes (calculated after giving effect to original issuance of Additional Notes, if any) must remain outstanding immediately after giving effect to each such redemption (excluding any Notes held by the Company or any of its Affiliates). Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Equity Offering of the Company.

7. Notice of Redemption.

     Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Notes that have denominations equal to or larger than $1,000 principal amount. Notes and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount or integral multiples thereof.

     If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Notes funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

8. Change of Control Offer.

     In the event of the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall, within 20 days after the Change of Control Date (or, at the Company's option, prior to such Change of Control Date), make an Offer to Purchase all Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment
Date); provided, that any Offer to Purchase made prior to any Change of Control Date shall be made only in the reasonable anticipation of such Change of Control; and provided, further, that the Company shall not purchase any Notes tendered pursuant to such Offer to Purchase if such Change of Control does not occur.

9. Limitation on Disposition of Assets.

     The Company is, subject to certain conditions, obligated to make an Offer to Purchase Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the Interest Relevant Record Date to receive interest due on the relevant Interest Payment Date) with the proceeds of certain asset dispositions.

10. Denominations; Transfer; Exchange.

     The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any Note being redeemed in part.

11. Persons Deemed Owners.

     The registered Holder of a Note shall be treated as the owner of it for all purposes.

12. Unclaimed Funds.

     If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written re-quest. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13. Legal Defeasance and Covenant Defeasance.

     The Company and the Guarantors may be discharged from their obligations under the Indenture, the Notes and the Guaranties, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Notes and the Guaranties, in each case upon satisfaction of certain conditions specified in the Indenture.

14. Amendment; Supplement; Waiver.

     Subject to certain exceptions, the Indenture, the Notes and the Guaranties may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guaranties to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Note.

15. Restrictive Covenants.

     The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or certain other related persons or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must report annually to the Trustee on compliance with such limitations.

16. Defaults and Remedies.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Guaranties except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Notes or the Guaranties unless it has received indemnity satisfactory to it. The Indenture permits, sub-ject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17. Trustee Dealings with Company.

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee, subject to certain exceptions.

18. No Recourse Against Others.

     No stockholder, director, officer, employee or incorporator, as such, of the Company or any Guarantor shall have any liability for any obligation of the Company or any Guarantor under the Notes, the Guaranty of such Guarantor or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guaranties.

19. Authentication.

     This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

20. Abbreviations and Defined Terms.

     Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

21. CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

22. Governing Law.

     The laws of the State of New York shall govern the Indenture, this Note and any Guaranty thereof without regard to principles of conflicts of laws.

                             [FORM OF NOTE GUARANTY]

                          SENIOR SUBORDINATED GUARANTY

     The Guarantor (as defined in the Indenture referred to in the Note upon which this notation is endorsed) hereby unconditionally guarantees on a senior subordinated basis (such guaranty by the Guarantor being referred to herein as the "Guaranty") the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Eleven of the Indenture.

     The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Guaranty and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness (as defined in the Indenture) of such Guarantor, to the extent and in the manner provided in Article Eleven and Article Twelve of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guaranty therein made.

     This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     This Note Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

     This Note Guarantee is subject to release upon the terms set forth in the Indenture.

                                PIERCE & STEVENS CORP.


                                By:
                                   ------------------------------------
                                      Name:
                                     Title:

                                SIA ADHESIVES, INC.


                                By:
                                   ------------------------------------
                                      Name:
                                     Title:


                                OSI SEALANTS, INC.


                                By:
                                   ------------------------------------
                                      Name:
                                     Title:


                                TANNER CHEMICALS, INC.


                                By:
                                   ------------------------------------
                                      Name:
                                     Title:

                                 ASSIGNMENT FORM


I or we assign and transfer this Note to


--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)


--------------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:                                        Signed:
      -------------------                            -----------------------
                                                (Signed exactly as name appears
                                                 on the other side of this Note)

Signature Guarantee:

-------------------
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.05 or Section 4.14 of the Indenture, check the appropriate box:

Section 4.05 [      ]
Section 4.14 [      ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, state the amount: $

Dated:                                     Your Signature:
      -----------------                                   --------------------
                                                 (Signed exactly as name appears
                                                 on the other side of this Note)

Signature Guarantee:


-------------------


                               SIGNATURE GUARANTEE


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT C


                         FORM OF LEGEND FOR GLOBAL NOTES

     Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT D


                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES

         Re:      11 7/8% Senior Subordinated Notes due 2010
                  (the "Notes") of Sovereign Specialty Chemicals, Inc.

     This Certificate relates to $        principal amount of Notes held in the
form of*      a beneficial interest in a Global Note or*          Physical Notes
by         (the "Transferor").

The Transferor:*

     |_| has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Physical Note or Physical Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

     |_| has directed in writing that the Registrar make, or direct the Depository to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note; or

     |_| has requested that the Registrar by written order to exchange or register the transfer of a Physical Note or Physical Notes.

     In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Notes does not require Registration under the Securities Act of 1933, as amended (the "Act"), because*:

     |_| Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

     |_| Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

     |_| Such Note is being transferred in reliance on Rule 144 under the Act.

     |_| Such Note is being transferred in reliance on and in compliance with an exemption from the Registration requirements of the Act other than Rule 144A. [An Opinion of Counsel to the effect that such transfer does not require Registration under the Act accompanies this certification.]

                                      --------------------------------
                                      [INSERT NAME OF TRANSFEROR]


                                       By:
                                          ----------------------------------
                                           [Authorized Signatory]


Date:
     ----------------------------
        *Check applicable box.

                                                                       EXHIBIT E


                            Form of Certificate To Be
                             Delivered in Connection
                           with Regulation S Transfers


                                                           ---------------, ----


SOVEREIGN SPECIALTY CHEMICALS, INC.
c/o THE BANK OF NEW YORK
101 Barclay Street, Floor 21 West
New York, New York  10286

         Re:      SOVEREIGN SPECIALTY CHEMICALS, INC.
                  (the "Company") 11 7/8% Senior Subordinated
                  Notes due 2010 (the "Notes")

Ladies and Gentlemen:

     In connection with our proposed sale of $              aggregate principal
amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

     (1) we are not a distributor of the Notes, an affiliate of the Company or any such distributor or person acting on behalf of the foregoing;

     (2) the offer of the Notes was not made to a person in the United States or specifically targeted at an identifiable group of U.S. citizens abroad;

     (3) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

     (4) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

     (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

     (6) we have advised the transferee of the transfer restrictions applicable to the Notes.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                Very truly yours,

                               [Name of Transferor]


                                By:  _________________________
                                      [Authorized Signatory]







                                      E-2